UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under § 240.14a-12

FB FINANCIAL CORPORATION
(Name of Registrant as Specified its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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211 Commerce Street, Suite 300
Nashville, Tennessee 37201
April 6, 2023

Dear Shareholder,

We would like to extend a personal invitation for you to join us at the 2023 annual meeting of shareholders which will be held on May 18, 2023, at 1:00 p.m. Central Time at Hilton Nashville Green Hills located at 3801 Cleghorn Avenue, Nashville, Tennessee 37215.

We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website (https://investors.firstbankonline.com), and we encourage you to check the proxy website prior to the meeting if you plan to attend.

We have elected to provide access to our proxy materials by internet in accordance with the Securities and Exchange Commission's "notice and access" rules. Accordingly, on or about April 6, 2023, we will mail to our shareholders a notice of internet availability of proxy materials. On the date of the mailing of the notice of internet availability of proxy materials, all shareholders of record and beneficial owners will have the ability to access all of our proxy materials at the website address set forth in the notice of internet availability of proxy materials and in the accompanying proxy statement. These proxy materials will be available free of charge. We are constantly focused on improving the ways our shareholders can access information about FB Financial Corporation and believe that providing our proxy materials by internet increases the ability of our shareholders to access the information they need while simultaneously reducing the environmental impact of our annual meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. For instructions on voting, please refer to the instructions on the notice of internet availability of proxy materials that you received in the mail or, if you received a hard copy of the proxy statement, on the accompanying proxy card. You can request to receive proxy materials by mail or email. You may vote by mail or on the internet. You will find our proxy statement, 2022 annual report to shareholders, and other important information at our website: https://investors.firstbankonline.com.

Your vote is important. We hope that you will be able to attend the 2023 annual meeting of shareholders. We look forward to seeing you.

Christopher T. Holmes	William F. Carpenter III
President and Chief Executive Officer	Chair of the Board
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
You are hereby invited to attend the 2023 annual meeting of shareholders of FB Financial Corporation.

WHEN	May 18, 2023 at 1:00 p.m. Central Time.

WHERE	The annual meeting will be held at Hilton Nashville Green Hills located at 3801 Cleghorn Avenue, Nashville, Tennessee 37215.

RECORD DATE	Shareholders of record as of the close of business on March 24, 2023 will be entitled to notice of and to vote at the 2023 annual meeting of shareholders.

ITEMS OF BUSINESS
1.Election of 11 directors to serve until the 2024 annual meeting of shareholders and until their successors have been duly elected and qualified;
2.To conduct a non-binding, advisory vote on the compensation of our named executive officers;
3.Approval of amendments to the Company’s amended and restated charter to eliminate supermajority voting standards;
4.Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
5.Such other business as may properly come before the meeting or any adjournment or postponement thereof.

PROXY MATERIALS
Our proxy materials, which include the accompanying proxy statement, proxy card, and 2022 annual report to shareholders are first being sent or made available to shareholders on or about April 6, 2023. You may access the proxy materials electronically under the "Stock and Filings" link on the Investor Relations page of our website at https://investors.firstbankonline.com/ or by visiting the website included on the notice of internet availability or proxy card.

By Order of the Board of Directors,

Beth W. Sims General Counsel and Corporate Secretary
April 6, 2023 211 Commerce Street, Suite 300 Nashville, Tennessee 37201

Important Notice regarding the Internet availability of Proxy Materials for the Shareholder Meeting to be Held on May 18, 2023. This proxy statement, the proxy card, and 2022 annual report to shareholders are available under the "Stock and Filings" link on the Investor Relations page of our website at: https://investors.firstbankonline.com or by visiting the website included on the notice of internet availability or proxy card.
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211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 564-1212

Proxy Statement and Annual Meeting Summary
This proxy statement is furnished by FB Financial Corporation, on behalf of its board of directors, for use at the 2023 annual meeting of shareholders, and at any adjournment or postponement of the meeting (the “annual meeting”). In this proxy statement, we sometimes refer to FB Financial Corporation and its subsidiaries, including our wholly owned subsidiary, FirstBank, as “we,” “us,” “our,” “the Company,” and “FB Financial.” This proxy statement and the accompanying proxy card are first being delivered or made available to our shareholders on or about April 6, 2023.

Voting Matters

Proposal	Board Recommendation	Vote Requirement	Page Number
Proposal 1: Election of directors	FOR	Directors are elected by a plurality of the votes cast at the annual meeting.	6
Proposal 2: Non-binding, advisory vote on the compensation of our named executive officers	FOR	The votes cast for exceed the votes cast against.	54
Proposal 3: Approval of amendments to the Company’s amended and restated charter ("charter") to eliminate supermajority voting standard	FOR	The affirmative vote of the holders of 80% of the outstanding shares of common stock then entitled to vote at the annual meeting is required to adopt this proposal pursuant to the charter as currently in effect.	55
Proposal 4: Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	The votes cast for exceed the votes cast against.	57

We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your completed proxy may, if you have so selected, give your proxies the authority to vote on these other matters in their best judgment.

How to Vote
Review the proxy statement and vote in one of three ways:

Vote Online	Vote by Mail	In Person

Before going to the meeting, visit the website listed on the notice of internet availability or proxy card and follow the instructions provided.	If you request physical copies of the proxy materials, mark, sign, date, and return your proxy card in the enclosed return envelope as soon as possible.	Attend the annual meeting in person and submit a properly executed proxy or ballot.

Internet Availability of Proxy Materials
In an effort to lower the cost of the annual meeting and conserve natural resources, we are furnishing our proxy materials to our shareholders by internet in accordance with the Security and Exchange Commission's (“SEC” “notice and access” rules rather than mailing printed copies of those materials to each shareholder. Only shareholders of record at the close of business on March 24, 2023 will be entitled to notice of and to vote at the annual meeting.

On or about April 6, 2023, we expect to send our shareholders a notice of internet availability of proxy materials containing instructions regarding how to access our proxy materials, including this proxy statement, a proxy card and our 2022 annual report to shareholders. The notice of internet availability also contains instructions regarding how to give your proxy authorization to vote your shares. This process is designed to expedite shareholders’ receipt of our proxy materials.

If you received a notice of internet availability by mail, you will not receive a printed copy of our proxy materials. If, however, you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting these materials which are included in the notice of internet availability. If you elect to receive a printed copy of our proxy materials, you will continue to receive these materials by mail until you elect otherwise.

Question and Answers

Who is asking for my vote?
Our board of directors is soliciting the enclosed proxy for its use at the annual meeting.

Who is entitled to vote at the annual meeting?
Only shareholders of record at the close of business on March 24, 2023, which is the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting.

How many shares must be present to constitute a quorum for the annual meeting?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the annual meeting. As of the close of business as of March 24, 2023, there were 46,717,845 shares of our common stock outstanding and entitled to vote. No shares of preferred or other capital stock were outstanding as of such date. If there is no quorum, any officer entitled to preside at or to act as secretary of the annual meeting may adjourn the meeting until a later date.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?
Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors, the charter amendment, say-on-pay or say-when-on-pay proposals or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

What are broker non-votes?
Under applicable New York Stock Exchange (“NYSE”) rules, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” even though the brokers have not received voting instructions from their customers. The ratification of our independent registered public accounting firm (Proposal 4) currently qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion on that routine matter if you do not instruct your broker how to vote. Your broker is prohibited from voting your shares on a non-routine matter unless you have given voting instructions on that matter to your broker. The election of directors (Proposal 1), the approval of the compensation of our named executive officers (Proposal 2), and the proposed amendments to our charter (Proposal 3) are all considered non-routine matters, so your broker may not vote on these matters in its discretion. If you do not give voting instructions with respect to Proposals 1, 2, or 3, your broker will need to return a proxy card without voting on these non-routine matters, which is referred to as a “broker non-vote” or sometimes referred to as “uninstructed shares.” Although broker non-votes are counted as shares that are present at the annual meeting and entitled to vote for purposes of determining the presence of a quorum, they will not be counted as votes cast.

What am I being asked to vote on, what is the vote requirement, and what is the impact of abstentions, withholding, and broker non-votes?
Proposal	Vote Requirements	Effect of Abstentions (or Withhold votes with respect to Proposal 1)	Broker Non-Votes
Proposal 1: Election of directors	Directors are elected by a plurality of the votes cast at the annual meeting.	Withheld votes will be counted towards a quorum but will not impact the vote result.	This proposal is considered non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.
Proposal 2: Non-binding, advisory vote on the compensation of our named executive officers	The votes cast FOR exceed the votes cast AGAINST.	Abstentions will be counted towards quorum but will not impact the vote result.	This proposal is considered non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.
Proposal 3: Approval of amendments to the Company’s amended and restated charter to eliminate supermajority voting standard	The affirmative vote of the holders of 80% of the outstanding shares of common stock then entitled to vote at the annual meeting is required to adopt this proposal pursuant to the charter as currently in effect.	Abstentions will be counted towards quorum and will have the effect of a vote "AGAINST" the proposed charter amendment.	This proposal is considered non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.
Proposal 4: Ratification of independent registered public accounting firm	The votes cast FOR exceed the votes cast AGAINST.	Abstentions will be counted towards quorum but will not impact the vote result.	This proposal is considered routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.

How do I vote?
You may vote your shares by following the instructions from your broker, if your shares are held in “street name” or by one of the following methods if you hold your shares directly in your name:
▪if you request physical copies of the proxy materials, mark, sign, date, and return your proxy card in the enclosed return envelope as soon as possible;
▪go to the website listed on the notice of internet availability or proxy card, and follow the instructions provided; or
▪attend the annual meeting and submit a properly executed proxy or ballot. If a broker holds your shares in “street name,” you will need to get a legal proxy from your broker to vote in person at the meeting.

Voting on the internet has the same effect as submitting a properly executed proxy card.

How many votes do I have?
You have one vote for each share of common stock that you own as of the close of business on the record date. Shareholders are not entitled to cumulative voting, and accordingly, you may cast only one vote per share of our common stock that you own.

What if I return a proxy card but do not make specific choices?
If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, your proxy will vote your shares “FOR” each director nominees, "FOR" the approval of the compensation of our named executive officers, "FOR" the proposed amendments to our charter to eliminate supermajority voting standards, and “FOR” the ratification of the appointment of our independent registered public accounting firm for 2023. As of the date of this proxy statement, we are not aware of any other matters to be considered at the annual meeting. However, if any other matter is properly presented at the annual meeting, your proxy will vote your shares as recommended by the board of directors or, if no recommendation is given, will vote your shares using his or her discretion. If any director nominee becomes unavailable for election for any reason prior to the vote at the annual meeting, the board of directors may reduce the number of directors to be elected or substitute another person as a nominee, in which case your proxy will vote for the substitute nominee.

Can I change or revoke my vote?
Yes. If you hold your shares directly, you can change your vote after you have voted by:
•going to the website listed on the proxy card, following the instructions provided, and submitting your change no later than 11:00 p.m. Central Time on the day before the annual meeting;
•submitting a properly executed proxy prior to the annual meeting bearing a later date than your previous proxy;
•notifying our corporate secretary, in writing, of the revocation of your proxy before the annual meeting; or
•voting in person at the annual meeting, but simply attending the annual meeting will not, in and of itself, revoke your proxy.
If you voted through your broker, please contact your broker to change or revoke your vote.

How are votes counted?
Votes will be counted at the annual meeting by the inspector of election appointed by the board of directors for the annual meeting.

Who will pay for this proxy solicitation, and how will we solicit proxies?
The Company will pay for the cost of this proxy solicitation. We do not intend to solicit proxies other than by use of the mail and our website, but certain of our directors, officers, and other employees, without additional compensation, may solicit proxies personally or by telephone or email on our behalf.

How can I determine the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Within four business days after the conclusion of the annual meeting, we will file a current report on Form 8-K with the SEC that announces the final voting results.

Who can help answer any questions I may have?
FB Financial shareholders who have questions about the matters to be voted on at the annual meeting or how to submit a proxy, or who desire to request physical copies of this proxy statement or proxy cards should contact our Investor Relations department at FB Financial Corporation, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201 or by phone at (615) 564-1212.

Proposal 1 — Election of Directors
Our amended and restated bylaws (the “bylaws”) provide that our board of directors shall consist of between one and 15 members. The exact number of directors will be fixed from time to time by resolution of the board, subject to the terms of the shareholder’s agreement between the Company and James W. Ayers. See “Corporate Governance — Shareholder’s Agreement and Board Designation Rights.” The board of directors currently consists of 12 members: Jimmy E. Allen, J. Jonathan Ayers, William F. Carpenter III, Agenia W. Clark, James W. Cross IV, James L. Exum, Christopher T. Holmes, Orrin H. Ingram, Raja J. Jubran, C. Wright Pinson, Emily J. Reynolds, and Melody J. Sullivan. Our board of directors also serves as the board of directors of our wholly owned subsidiary, FirstBank. The FB Financial board of directors currently consists of one class of directors, and our directors are elected annually by our shareholders at our annual meetings of shareholders.

On March 3, 2023, the Company announced Jimmy E. Allen's retirement from our board of directors effective as of the 2023 annual meeting of shareholders. We thank Mr. Allen for his outstanding service to the Company. Following Mr. Allen's retirement, the board of directors reduced the number of members of the board from 12 to 11, effective as of the shareholders meeting. Accordingly, at the annual meeting, 11 persons will be elected to serve on our board until the 2024 annual meeting and until their successors have been duly elected and qualified, or until earlier death, resignation, or removal in accordance with the bylaws.

Pursuant to the Shareholder's Agreement with James W. Ayers described in more detail below, Mr. Ayers has recommended J. Jonathan Ayers, C. Wright Pinson, and Emily J. Reynolds for nomination to the board. All nominees named in this proxy statement have consented to serve as directors, if elected. As of the date of this proxy statement, the board has no reason to believe that any of the persons named below will be unable or unwilling to stand as a nominee or serve as a director, if elected.

Director Nominees
The board of directors believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment, and strategic vision necessary to provide effective oversight of the Company. The biographies below reflect the particular experience, qualifications, attributes, and skills that led the board of directors to conclude that each nominee should serve on the board of directors. Information on the nominees follows below and is accurate as of March 24, 2023.

J. Jonathan (Jon) Ayers
Age: 51

Director Since: 2017

2022 Committees: Risk Committee and Trust Committee

Jon Ayers began his career at FirstBank and has over 25 years of experience in areas spanning financial analysis and investment, commercial lending, branch office management, and personal banking. He has served as a director of FirstBank since 2000 and of the Company since 2017. Mr. Ayers is a private investor and entrepreneur. He serves as Executive Vice President of Ayers Asset Management, Inc., a family-owned private investment company, overseeing investments of the Ayers family. He is the President of Ayers Real Estate Services, LLC, which he formed in 2016 to focus on commercial real estate investment and management. Mr. Ayers has served in various executive roles for Group Data Services, Inc. and Pro-Accura, private technology companies, and First Financial Investors Management, LLC, a private equity fund focused on investments in the financial services industry. Mr. Ayers’ father, James W. Ayers, is the former Chair and Vice Chair of the board of directors, prior to his retirement in January of 2022.

We believe Mr. Ayers’ extensive knowledge and broad experience as an executive at companies in various industries qualifies him to serve as a member of our board of directors.

William (Bill) F. Carpenter III
Age: 68

Director Since: 2020

Bill Carpenter has served as a director of the Company since January 2020 and as Chair of the board since 2022. He is an accomplished health care executive who most recently served as director and Chief Executive Officer of LifePoint Health from 2006 to 2018, and Chairman of the board of LifePoint Health from 2010 to 2020. Mr. Carpenter was a founding employee of LifePoint Health, having served in various roles as Executive Vice President, Senior Vice President, General Counsel, Secretary and Corporate Governance Officer. Prior to joining LifePoint, Mr. Carpenter was a partner at the law firm of Waller Lansden Dortch & Davis, LLP, where his practice consisted primarily of corporate finance transactions, mergers and acquisitions, and health care regulatory matters. While at Waller Lansden Dortch & Davis, he also served as head of the firm’s health law group.

Mr. Carpenter has served in leadership positions for many influential industry organizations. He is a past member of the board of directors of the American Hospital Association, and the past Chair of the boards of directors of Federation of American Hospitals and Nashville Health Care Council, and past member of the boards of directors of Nashville Public Radio and NashvilleHealth. Mr. Carpenter currently serves as Chair of the board of trustees of Montgomery Bell Academy. A recognized leader in the healthcare industry, he has appeared numerous times on Modern Healthcare magazine's annual "100 Most Influential People in Healthcare" list, and he received the Nashville Business Journal's 2019 Lifetime Achievement Award where he gave the keynote address honoring the magazine's 2019 class of Health Care Award winners.

We believe that Mr. Carpenter’s service as Chief Executive Officer and Chairman of LifePoint Health has given him leadership experience, business acumen, and financial expertise that is beneficial to our board and the Company. Furthermore, his legal and corporate governance experience, as well as his knowledge of the Nashville community, make him a valuable addition to our board of directors.

Agenia W. Clark, EdD
Age: 63

Director Since: 2017

2022 Committees: Compensation Committee and Risk Committee (Chair)

Agenia Clark, EdD, has served as a director of the Company since April 2017. Ms. Clark has been the President and Chief Executive Officer of the Girl Scout Council of Middle Tennessee, an organization that serves more than 14,000 girls and 7,000 volunteers in 39 counties throughout Middle Tennessee, since April 2004. Prior to her tenure with the Girl Scout Council, she was the Vice President of Human Resources for the Tennessee Education Lottery Corporation, the Senior Director of Human Resources at Vanderbilt University, and she worked in governmental relations, marketing, business ethics, and human resources at Nortel Networks, a multi-national telecommunications company. Ms. Clark is currently a member of the board of directors of The Ayers Foundation and is a Trustee of Simmons University in Boston, Massachusetts. She is a member of the board of directors of Alpine Energy Summit Partners, a U.S. based energy developer and financial company focused on a sustainable approach to mitigating pollution in the industry, co-chair for Women Corporate Directors, Tennessee chapter, a member of the International Women’s Forum, advisory council for the Jack Massey School of Business at Belmont University, and is an Advisory Council Emeritus for the College of Business at the University of Tennessee, Knoxville. From 2006 to 2016, Ms. Clark served as a member of the board of Avenue Financial Holdings, Inc., the publicly held holding company for Avenue Bank. Ms. Clark has been recognized many times as a community leader, including 2021 Nashvillian of the Year, several appearances in the Nashville Business Journal's annual "Nashville’s 100 Most Powerful People", the chamber’s Forward 50 Leading the Music City, and the Business Journal’s Women of Influence, among others. Ms. Clark was a gubernatorial appointment to the Tennessee Board of Regents, the governing body for the state’s community colleges, technical colleges and universities, from 2006 to 2012. In addition to her community service, Mr. Clark has served on several task forces for Girl Scouts of the USA, represented Nashville in the 2016 Harvard University Business School’s Young American Leaders Program and is a frequently requested speaker to organizations on leadership. Ms. Clark holds a doctorate degree from Vanderbilt University.

We believe that Ms. Clark’s service on the board of a publicly held bank holding company, business experience, and long-standing leadership in the Nashville community make her a valuable member of our board of directors.

James (Jim) W. Cross IV
Age: 59

Director Since: 2020

2022 Committees: Trust Committee (Chair), Compensation Committee, and Credit Risk Committee

Jim Cross was appointed to the board of directors in connection with the Franklin Merger in 2020. He originally joined the Franklin board in 2009, and prior to the Franklin Merger, he served as Chair of the board. A veteran of the construction and real estate business for more than 30 years, Mr. Cross currently focuses on consulting with governmental agencies and private companies to help them deliver projects from design to completion. Those projects primarily are medical-related buildings for investment-grade, single-tenant clients. Mr. Cross is the owner of Century Construction Co., a general contractor started by his father in 1958, and Oversite, an owner representation consulting firm. He also serves as President of Century Investment Partners, a development company in Franklin, Tennessee.

Mr. Cross previously served on the boards of Franklin National Bank and Fifth Third Bank of Tennessee. He is a member of the board of directors for Williamson Medical Center. Mr. Cross previously served on the boards of Battle Ground Academy, Williamson County Library Foundation, Franklin Tomorrow, Leadership Franklin, Youth Leadership Franklin, the Williamson County-Franklin Chamber of Commerce and the Williamson County Library. Mr. Cross graduated from Brentwood Academy and the University of Tennessee.

We believe that Mr. Cross’ experience in the real estate and construction industries, as well his leadership experience on other bank boards of directors, make him a valuable member of our board of directors.

James (Jimmy) L. Exum
Age: 81

Director Since: 2017 (FB Financial Corporation) 1998 (FirstBank)

2022 Committees: Nominating and Corporate Governance Committee (Chair) and Trust Committee

Jimmy Exum has served as a director of the Company since 2017 and a director of FirstBank since 1998. Mr. Exum had a long career at Murray Guard, Inc., a privately-held security services contractor founded in Tennessee, serving as the Executive Vice President from 2003 to 2011, Senior Vice President from 2011 to 2017, and currently serving on the board of directors as Director Emeritus, a directorship he has held since 1987. In 1983, he co-founded TotalREACH, Inc., a division of Murray Guard, Inc. specializing in cable advertising sales and production and worked with that company until 2003. He has substantial civic leadership in the city of Jackson, Tennessee, an important metropolitan statistical area for FirstBank, as he currently serves on the board of Carnegie Museum, and he is the Chair of Jackson Amphitheater and the former chair of the Jackson Convention and Visitors Bureau. He has served on a number of other local and state boards, including the Jackson Area Chamber of Commerce and as Chair of the Tennessee Alcoholic Beverage Commission. Mr. Exum is a past recipient of the West Tennessee Healthcare Jackson Leadership Award.

We believe that Mr. Exum’s deep ties to the Tennessee community as well as with his skills gained from serving on various corporate and civic boards and the business knowledge acquired over his long career make him a valuable member of our board of directors.

Christopher (Chris) T. Holmes
Age: 59

Director Since: 2010

2022 Committees: Credit Risk Committee

Chris Holmes is President and Chief Executive Officer of both the Company and FirstBank, and he has served as a member of our board since he joined FirstBank in 2010 as our Chief Banking Officer. He was named President of the Company and FirstBank in 2012 and Chief Executive Officer in 2013. As President and Chief Executive Officer, Mr. Holmes is responsible for leading and managing all facets of the bank’s operations, including establishing its long-term goals, strategies, and corporate vision. Under his leadership, the FirstBank team has grown the Company from $3 billion in assets, at the time of the IPO, to $12.8 billion in assets. Mr. Holmes has spent 27 years in the banking industry, and prior to his time at FirstBank, he served as the Director of Corporate Financial Services and the Chief Retail Banking Officer for the Greenville, South Carolina based The South Financial Group, a publicly traded bank holding company. Mr. Holmes’ responsibilities at The South Financial Group included mortgage, insurance, the SBA division, retail strategy, retail sales, and oversight at the 180-branch network. Previously, he worked for 20 years in the Memphis-area market, first with EY and then in several management positions for the holding companies for National Bank of Commerce (which was acquired by SunTrust) and Trustmark National Bank. He holds his public accountant certification (inactive).

Currently, Mr. Holmes serves as a director of Delta Dental of Middle Tennessee, Nashville Area Chamber of Commerce, Pinson Hospital Hospitality House, and the Tennessee Bankers Association. Mr. Holmes is also a board member of the Tennessee Business Leaders Council, an organization comprised of key business leaders who work to improve the overall business climate in the state. He is a cabinet member of Partnership 2030, an organization spearheaded by the Nashville Area Chamber of Commerce who works to form future regional strategy for economic development. He is a 2014 graduate of Leadership Nashville and has been recognized in Nashville Business Journal's annual "Nashville's 100 Most Powerful People."

Mr. Holmes’ leadership, together with the skills and knowledge of the banking industry and FirstBank gained during his tenure with us, have been instrumental to our recent growth and success. In addition, Mr. Holmes brings to our board of directors and the Company a unique blend of banking experience in both community and metropolitan markets that is extremely valuable to us as we look to grow our franchise in both markets.

Orrin H. Ingram
Age: 62

Director Since: 2006

2022 Committees: Compensation Committee and Audit Committee (Chair)

Orrin Ingram has served as a director of the Company since 2006. He serves as the President and Chief Executive Officer of Ingram Industries Inc., a Nashville based privately held company with two operating divisions: Ingram Content Group and Ingram Marine Group. Mr. Ingram has served as the Chairman of the Board of Ingram Barge Company LLC, a leading marine transportation company, since 1999 and he previously served as its Chief Executive Officer. Mr. Ingram was a director of Coca-Cola Enterprises, Inc. from 2008 until 2016, and he served on the board of Coca-Cola European Partners, PLC from 2016 until 2020. In addition, he has served as the Chairman of the Board of Overseers at the Vanderbilt-Ingram Cancer Center since 1999. He has substantial civic leadership in the city of Nashville area having served on the board of directors for the Nashville Area Chamber of Commerce, the Boys & Girls Clubs of Middle Tennessee, the Middle Tennessee Council of Boy Scouts of America and the Nashville Public Education Foundation.

We believe Mr. Ingram’s service as Chief Executive Officer of Ingram Industries and as Chairman and Chief Executive Officer of Ingram Barge Company, together with various board affiliations, including serving on the board of Coca-Cola Enterprises and Coca-Cola European Partners, PLC, has given him leadership experience, business acumen, and financial expertise that make him a valuable member of our board of directors. In addition, he brings us an extensive knowledge of the Tennessee and Nashville business communities.

Raja J. Jubran
Age: 65

Director Since: 2019

2022 Committees: Audit Committee, Compensation Committee and Credit Risk Committee

Raja Jubran has served as a director since 2019. Mr. Jubran founded Denark Construction, Inc., a construction services company, in 1985 and has served as its Chief Executive Officer from founding to the present. Mr. Jubran was formerly a member of the board of directors of Clayton HC, Inc., the principal owner of Clayton Bank and Trust and American City Bank, banks acquired by the Company in 2017. From 2012 to 2018, Mr. Jubran served as the Vice Chairman of the Board of Trustees for the University of Tennessee, and, in that role, acted as chairman of the Executive and Compensation Committees and as an ex officio member of all other board committees.

Mr. Jubran’s service as Chief Executive Officer of Denark Construction, Inc., together with various board affiliations, has given him leadership and business experience, as well as financial expertise that makes him a valuable member of our board. Furthermore, his prior banking experience on the board of directors of Clayton HC, Inc. provides a valuable industry perspective and knowledge.

C. Wright Pinson
Age: 70

Director Since: 2022

2022 Committees: Compensation Committee and Nominating and Corporate Governance Committee

C. Wright Pinson is currently Deputy CEO of Vanderbilt University Medical Center and Chief Health System Officer. He was recruited to Vanderbilt University as Professor of Surgery in 1990. From 1993 to 2004 he was the Interim Chair, Vice-Chair and Chairman of the Department of Surgery. He was Director of the Transplant Center from 1993 to 2011. He has been an active clinical and laboratory investigator. In 2015, he received the Distinguished Lifetime Service award from the American Hepato-Pancreato-Biliary Association, and from the International Hepato-Pancreato-Biliary Association in 2016, for his contributions to the field.

He served as Chief of Staff of the Vanderbilt University Hospitals from 1997 to 2004, and from 2004 to 2009, he served as the Associate Vice-Chancellor for Clinical Affairs and Chief Medical Officer where he was responsible for VUMC business development and VUMC quality and safety programs. In 2008, he co-founded the Master of Management in Healthcare program at Owen Graduate School of Business. He became the Deputy Vice-Chancellor for Health Affairs and Chief Executive Officer of the Vanderbilt Health System from 2009 to 2016. This integrated system now includes 3,000 academic physicians, eight hospitals, 800 clinics in 175 locations with a budget over $5.0 billion/yr. Beginning in 2011, he championed the organization of a clinically integrated network, becoming president and chairman of the board of the Vanderbilt Health Affiliated Network, a 70-hospital, 6500 provider network covering Tennessee. He also serves as President of Vanderbilt Health Services and President of Vanderbilt Health Professional Solutions, both subsidiaries of Vanderbilt University Medical Center.

In 2016, he received the Regional Healthcare Executive of the Year Award from The American College of Healthcare Executives, and in 2020 the Health Care Lifetime Achievement Award from the NBJ. He currently serves on the board of the American Hospital Association, Tennessee Hospital Association, Cumberland University, and the Nashville Areas Chamber of Commerce. He is past Chairman of the board of the Nashville Healthcare Council.

We believe Mr. Pinson's extensive business experience, leadership skills, and knowledge of the Middle Tennessee communities make him a valuable member of our board of directors.

Emily J. Reynolds
Age: 66

Director Since: 2017

2022 Committees: Compensation Committee (Chair) and Nominating and Corporate Governance Committee

Emily Reynolds has served as a director of the Company since 2017 and as a director of FirstBank since 2012. She has had an extensive career in public service and politics since 1980. In 2003, she was elected by the United States Senate to serve as the 31st Secretary of the Senate, a post in which she managed the Senate’s legislative, financial and administrative operations for the 108th and 109th Congresses. Ms. Reynolds subsequently served as Senior Vice President of Government Relations for the Tennessee Valley Authority from 2007 until 2013. Currently, she is the Vice-Chair of the Tennessee Board of Regents, a position she has held since July 2013, and is Chair of BlueCross Blue Shield of Tennessee, where she has served on the board since 2007. She is a former board chair of the Ladies Hermitage Association (now the Andrew Jackson Foundation). In 2017, Ms. Reynolds was appointed to the Davidson County Election Commission until 2021, where she served as its chair for two years. She was named to the Nashville Public Education Foundation’s Public Schools Hall of Fame in 2012. She is currently co-chair of the Tennessee chapter of Women Corporate Directors and is a graduate of both Leadership Tennessee and Leadership Nashville.

Ms. Reynolds’ extensive career in public service, policy, and government as well as her involvement in private boards has given her a varied set of leadership, communication, and organizational skills that qualify her to serve on our board of directors. Additionally, Ms. Reynolds’ impressive and diverse experiences give her a unique perspective which make her a valuable member of our board of directors.

Melody J. Sullivan
Age: 70

Director Since: 2020

2022 Committees: Audit Committee and Risk Committee

Melody Sullivan was appointed to the board of directors in connection with the Franklin Merger and previously served as a director of Franklin since 2010. She previously served on the boards of Franklin National Bank and then Fifth Third Bank of Tennessee. In 1986, Ms. Sullivan founded Smiley CPAs, the first woman-owned CPA firm in Franklin, Tennessee. The firm provided financial statement preparation and tax compliance services for more than 1,700 clients for 30 years. She had previously worked as a staff accountant for one of Nashville’s most respected business owners and CPA firms and served as comptroller for a local food service company. Ms. Sullivan is also the Chief Financial Officer for The Abaco Inn, a family-owned boutique resort located on the island of Elbow Cay in the Bahamas.

She is past President of the Franklin Breakfast Rotary Club and the Franklin Family YMCA, and she has served on the boards of the United Way of Williamson County, Franklin Tomorrow, Williamson County-Franklin Chamber of Commerce, Williamson County CASA and Historic Carnton Plantation. She is a past chairperson of the Chamber’s Small Business Development Division. She is the recipient of the 2015 Cable Board Walk of Fame for Women’s Leadership on Corporate Boards.

We believe Ms. Sullivan’s extensive accounting and business experience make her a valuable addition to our board of directors. Additionally, her prior experience as a member of other financial institutions’ boards of directors provide beneficial industry perspective and knowledge.

Board Diversity, Tenure, Skills and Qualifications
The Nominating and Corporate Governance Committee develops criteria for selection of members of the board and its committees, which shall be considered, changed, if appropriate, and approved annually by the board. However, pursuant to the Company's Corporate Governance Guidelines, at a minimum, a candidate for director must have integrity, be committed to act in the best interests of all of the Company's shareholders and be able and willing to devote the required amount of time to the Company's affairs, including attendance at meetings of the board. Further, the Company values diversity and the benefits that it can bring to the board. As a result, the Nominating and Corporate Governance Committee and the board will, as part of the director nominee process, give consideration to the diversity of the board, including diversity as it relates to gender, race, ethnicity, and political and social viewpoints, as well as the more traditional factors of age, business acumen, market representation, and professional experience.

Approximately 92% of our directors, have a tenure of nine years or less and 33% identify with under-represented groups, including women, minorities, and other diverse ethnicities.

	Jimmy Allen	Jon Ayers	Bill Carpenter	Agenia Clark	Jim Cross	Jimmy Exum	Chris Holmes	Orrin Ingram	Raja Jubran	Wright Pinson	Emily Reynolds	Melody Sullivan
Gender
Male	●	●	●		●	●	●	●	●	●
Female				●							●	●
Race/Ethnicity
African American/Black				●
White/Caucasian	●	●	●		●	●	●	●	●	●	●	●
Asian, Hawaiian, or Pacific Islander
Hispanic/Latino
Other									●
Tenure (in years)	2	5	2	5	2	5	9	16	3	1	5	2

The graph below provides the percentage of directors, excluding Mr. Holmes, that hold the following skills and qualifications:
Required Vote
In the election of directors, if a quorum is present, directors are elected by a plurality of the votes cast at the annual meeting.
Recommendation
The board recommends that you vote “FOR” each of the 11 nominees listed above for election as a director.

Corporate Governance
Overview
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company. To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer financial institutions and public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our board of directors determines that it would benefit us and our shareholders.

In this section, we describe the roles and responsibilities of our board and its committees and describe our corporate governance policies, procedures and related documents. The charters of the Audit, Nominating and Corporate Governance, Risk, and Compensation Committees of our board of directors, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics can be accessed electronically under the “Corporate Governance” link on the Investor Relations page of our website at https://investors.firstbankonline.com. We will also provide a copy of the committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics without charge upon written request sent to our General Counsel at FB Financial Corporation, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201. Information that is presented or hyperlinked on our website is not incorporated by reference into this proxy statement.

Board Composition
The board of directors currently consists of 12 directors: Jimmy E. Allen, J. Jonathan Ayers, William F. Carpenter III, Agenia W. Clark, James W. Cross IV, James L. Exum, Christopher T. Holmes, Orrin H. Ingram, Raja J. Jubran, C. Wright Pinson, Emily J. Reynolds, and Melody J. Sullivan. Our board of directors also serves as the board of directors of our wholly owned subsidiary, FirstBank. As discussed above, Mr. Allen has submitted his intention to retire from our board of directors effective as of the 2023 shareholders meeting, and the board of directors reduced the number of members of the board from 12 to 11, effective as of the shareholders meeting. As a result, at the annual meeting, 11 persons will be elected to serve on our board until the 2024 annual meeting of shareholders and until their successors have been duly elected and qualified or their earlier death, resignation, or removal in accordance with the bylaws. See “Proposal 1 — Election of Directors” for more information regarding the composition, criteria, and experience of our board.

Board Leadership Structure and Executive Sessions
Reflecting our commitment to principles of effective corporate governance, the board of directors is led by an independent member of the board serving as Chair. Our board of directors believes it is appropriate to separate the positions of Chair and CEO because this leadership structure enhances our board’s ability to ensure that the appropriate level of independent oversight is applied to all management decisions. It also permits our President and CEO to focus on our operations.

Pursuant to the Company's Corporate Governance Guidelines, the Company’s non-management directors meet at regularly scheduled executive sessions in which management does not participate. Also, the independent directors will meet at least once a year in an executive session without management and directors who are otherwise not independent. All such sessions will normally occur following regularly scheduled board meetings. The Company's independent Chair will preside over such meetings.

Shareholder’s Agreement and Board Designation Rights
As of March 3, 2023, James W. Ayers owns approximately 23% of our common stock. In connection with our initial public offering, we entered into a shareholder’s agreement with Mr. Ayers, in his capacity as our then-sole shareholder. The shareholder’s agreement provides that our board of directors will consist of between five and 14 members (unless otherwise agreed by Mr. Ayers and the Company) and provides Mr. Ayers with director designation rights. Mr. Ayers’ director designation rights decrease as his percentage ownership of our common stock decreases, in each case rounded up to the nearest whole number of directors, and as set forth in the below table. Mr. Ayers currently has the right to designate up to 20% of our directors.

Ownership Percentage	Percentage of Directors Designated
More than 40% but less than or equal to 50%	40%

More than 30% but less than or equal to 40%	30%

More than 20% but less than or equal to 30%	20%

More than or equal to 5%, but less than or equal to 20%	10%
In addition, the shareholder’s agreement also provides that our CEO shall serve as a member of the board of directors. The shareholder’s agreement also currently provides Mr. Ayers with the right to designate at least one member of the Nominating and Corporate Governance Committee and one member of the Compensation Committee.

If at any time a designee of Mr. Ayers ceases to serve on our board, Mr. Ayers has the right to designate or nominate a successor to fill such vacancy, or, if he loses his right to designate or nominate any successor directors pursuant to the terms of the shareholder’s agreement, these positions will be filled in accordance with our charter and the bylaws. All other directorships will be filled in accordance with the charter and bylaws.

The shareholder’s agreement will terminate upon the earlier of Mr. Ayers’ death or permanent disability or when Mr. Ayers holds less than 5% of our outstanding shares of common stock. For 2023, Mr. Ayers has designated J. Jonathan Ayers, C. Wright Pinson, and Emily J. Reynolds as directors pursuant to the shareholder’s agreement.

Director Independence
Our Corporate Governance Guidelines require that a majority of the members of the board of directors satisfy the independence requirements of the NYSE and the SEC. Our board has evaluated the independence of its members based upon the rules of the NYSE and the SEC as well as our Corporate Governance Guidelines. Applying these standards, our board has affirmatively determined that, with the exception of J. Jonathan Ayers and Christopher T. Holmes, each of our director nominees are independent directors.
Director Refreshment
In order to maintain sound corporate governance practices, the Company recognizes the benefit of meaningful director refreshment. As a result, our Corporate Governance Guidelines provide that it is the policy of the board of directors that no non-management director should serve for more than 15 years as a director, except that: (a) where that policy would result in multiple retirements in any 12-month period, the board of directors may request that a director or directors who would otherwise be due to retire serve up to an additional 12 months; and (b) the board of directors may request that a director or directors who would otherwise be due to retire continue service if the board of directors deems such service to be in the best interests of the Company’s shareholders. During 2021, Orrin Ingram exceed the tenure limit set forth in our Corporate Governance Guidelines; however, given the recent turnover in board members, including the retirement of the former Audit Committee chair, the Nominating and Corporate Governance Committee deemed it in the best interests of the Company to ask Mr. Ingram to continue his board service for an additional year in order to preserve the board’s institutional memory and to benefit from Mr. Ingram’s knowledge and experience as the longest-serving independent board member and experience serving on the Audit Committee for a number of years.

Board’s Role in Risk Management and Oversight
The board of directors has an active role, as a whole and at the committee level, in the Company’s risk oversight process. The board receives regular reports from members of senior management on areas of material risk to the Company, including strategic, reputational, credit, operational, interest rate, liquidity, price, compliance, cyber security/technology and third party risks. At the committee level, (i) the Risk Committee oversees all of the categories of risk, (ii) the Audit Committee focuses on the oversight of the bank's internal and external audit programs, (iii) the Compensation Committee oversees the management of risks relating to the Company’s executive compensation program as well as compensation matters involving all employees, and (iv) the Credit Risk Committee of FirstBank's board of directors has primary responsibility for overseeing credit risk. Additionally, the Chief Risk Officer and Chief Audit Executive monitor risks associated with the Company’s risks, and report to management while also retaining independent access to both our board of directors and FirstBank board of directors.
The Risk Committee reviews management’s assessment of the Company’s risk profile by category of risk on a quarterly basis. If the risk assessed in any category exceeds the Company’s risk appetite, management presents actions underway or planned to remediate the risk level. The frequency of the risk profile assessment aligns with the Company’s quarterly reporting process. The Risk Committee is also authorized to retain the services of independent risk management, legal, accounting or other advisors to assist in oversight activities relating to the Company’s risk management system.
Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire board of directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate risks. In addition, appropriate committees of the board receive reports from senior management within the organization to enable the board to understand risk identification, risk management, and risk mitigation strategies. When a committee receives such a report, the chair of the relevant committee reports on the discussion to the full board during the committee reports portion of the next board of directors meeting. This enables the board and its committees to coordinate the risk oversight role.
Cyber Security
The Company has implemented a comprehensive set of information security policies, standards, and related trainings that every employee is required to review, acknowledge, and/or complete in connection with the employee’s onboarding process at the time they are hired. Each employee is required to formally review and understand any changes to these policies and standards and complete additional training on at least an annual basis. These policies, standards, and trainings address, but are not limited to, the following topics: data privacy and security, password protection, internet use, computer equipment and software use, e-mail use, risks associated with social engineering, and best-practices and safety.
The Company’s information security practices and risks are reviewed annually by our internal audit team and our external auditors in connection with our annual audit process. Our Risk Committee is responsible for overseeing the Company’s information security risk and is updated by the Chief Information Security Officer and/or Chief Risk Officer on a quarterly basis or as necessary. Unless circumstances require otherwise, our board of directors is provided an information security update on an annual basis. The Company does adhere to and implement NIST (National Institute of Standards and Technology) guidelines and utilizes the ABA (American Bankers Association) cyber profile to annually evaluate our information security practices and risks. The results of those annual evaluations are provided to and monitored by the Federal Deposit Insurance Corporation. The Company also maintains coverage under a cyber security insurance policy. Levels of coverage are reviewed periodically to ensure alignment with the organization's risk appetite.
Pledging and Hedging
The Company's Insider Trading Policy prohibits members of the board of directors, officers, and certain designated employees who have access to material non-public information about the Company from entering into hedging or monetization transactions or similar arrangements with respect to Company securities. Pledging of company securities is not prohibited but discouraged, and pledged securities are not counted towards compliance with the Company’s stock ownership guidelines.

Meetings of the Board and Committees
Our board of directors meets at least quarterly. Our board held 6 meetings during 2022. During 2022, no director attended fewer than 75% of the aggregate total number of meetings of the board held during the period in which he or she was a director and of the total number of meetings held by all of the committees of the board on which he or she served. We expect, but do not require, our directors to attend our annual meetings of shareholders. At the time of our 2022 annual meeting of shareholders, we had 13 directors, 8 of whom attended the 2022 annual meeting.

During 2022, our independent directors meet separately five times after regularly scheduled meetings of the board. The independent chair of the board led these meetings.

The following table shows the membership of our board of directors and each standing committee in 2022 and as of the date of this proxy statement.

Name	Audit Committee	Compensation Committee	Credit Risk Committee (1)	Nominating and Corporate Governance Committee	Risk Committee	Trust Committee(1)
Jimmy E. Allen*				●		●
J. Jonathan Ayers					●
William F. Carpenter III*
Agenia W. Clark*		●			Chair
James W. Cross IV*		●	●			Chair
James L. Exum*				Chair		●
Christopher T. Holmes			●
Orrin H. Ingram*	Chair	●
Raja J. Jubran*	●	●
C. Wright Pinson* (3)		●		●
Emily J. Reynolds*		Chair		●
Melody J. Sullivan*	●				●

Number of Meetings in 2022	12	5	9	5	5	4

* Independent Director
(1) Committee of the board of directors of FirstBank.
(2) As discussed above, Mr. McWhorter retired from the board of directors, effective July 31, 2022.
(3) Mr. Pinson was appointed to the Compensation Committee and Nominating and Corporate Governance Committee, effective October 2022.

Standing Committees of the Board
Our board of directors has established four standing committees in connection with the discharge of its responsibilities. These committees are currently the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Risk Committee. Additionally, the FirstBank board of directors has two standing committees: Credit Risk Committee and Trust Committee, in addition to ad hoc committees. Each committee of the board operates under a written charter. Our board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee Current Members Ingram (Chair)* Jubran* Sullivan* *Independent Director
The Audit Committee, among other things, assists the board of directors in overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. The Audit Committee also oversees the performance of our internal audit function.

The board of directors has determined that Ms. Sullivan qualifies as an “audit committee financial expert,” as such term is defined in the rules of the SEC, and that each of the members of the Audit Committee is independent under the applicable SEC and NYSE rules and have the ability to read and understand financial statements.

Meetings in 2022: 12

Compensation Committee Current Members Reynolds (Chair)* Cross* Clark* Ingram* Jubran* Pinson* *Independent Director
The Compensation Committee, among other things, determines the Company’s total compensation strategy designed to attract and retain leadership talent and motivate executive officers to improve their individual performance and the financial performance of the Company. Additionally, the Compensation Committee reviews and approves the Company's compensation policies and plans for its executive officers, administers the Company's equity-based plans, annually reviews and approves the compensation of the CEO and other executive officers, and reviews and assess risk arising from the Company's compensation policies and practices for its employees, including the Company's executive officers.

The board of directors has determined that each of the members of the Compensation Committee is independent under applicable SEC and NYSE rules.

Meetings in 2022: 5

Nominating and Corporate Governance Committee Current Members Exum (Chair)* Allen* Reynolds* Pinson* *Independent Director
The Nominating and Corporate Governance Committee, among other things, seeks, evaluates, and nominates candidates for members of the board of directors, as well as reviews and evaluates the Company’s corporate governance principles and policies.

The board of directors has determined that each member is independent under applicable SEC and NYSE rules.

Meetings in 2022: 5

Risk Committee Current Members Clark (Chair)* Ayers Sullivan* *Independent Director
The Risk Committee oversees our risk management processes through the identification, assessment, and management of material risks facing the Company, including risks related to credit, liquidity, strategy, operations, compliance, reputation, and cybersecurity, among others. The committee's primary functions include oversight of monitoring and reviewing the Company's enterprise-wide risk management processes, strategies, policies and practices to identify emerging risks, evaluate the adequacy of the Company's risk management functions, and make recommendations to the board as the board seeks to effectively manage risks.

The Risk Committee's charter provides that the committee will consist of a majority of independent members of the board.

Meetings in 2022: 5

Bank Committees
FirstBank maintains two standing board committees: the Trust Committee and the Credit Risk Committee, as well as ad hoc committees. Mr. Ayers, Mr. Cross and Mr. Exum serve on the FirstBank Trust Committee, and Mr. Cross is the committee chair. The Credit Risk Committee is comprised of Mr. Cross, Mr. Jubran and Mr. Holmes who serves as the committee chair.

Meetings in 2022: Trust Committee: 4; Credit Risk Committee: 9

Director Nomination Process
The Nominating and Corporate Governance Committee evaluates director candidates based upon criteria established by the committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder or by the board. The criteria evaluated by the Nominating and Corporate Governance Committee are further discussed under "Proposal 1 — Election of Directors — Board Diversity, Tenure, Skills and Qualifications" in this proxy statement. Our board’s priority in selecting board members is the identification of persons who will further the interests of our shareholders through professional and personal experiences and expertise relevant to our business.

Shareholder Nominations to the Board
Our Corporate Governance Guidelines provide that our board of directors will consider shareholders recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the board will, nominate the recommended candidate. Director nominations by a shareholder or group of shareholders for consideration by our shareholders at any annual meeting of shareholders, or at a special meeting of our shareholders that includes on its agenda the election of one or more directors, may only be made pursuant to Article I, Section 10 of our bylaws or as otherwise provided by applicable law. Nominations pursuant to our bylaws are made by delivering to our Corporate Secretary, within the time frame described in our bylaws, all of the materials and information that our bylaws require for director nominations by shareholders. All notices of intent to make a nomination for election as a director shall be accompanied by the questionnaire, written representation, and agreement of each nominee to serve as a director, pursuant to Article I, Section 11 of our bylaws.
Shareholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes, among other information required to be provided by our bylaws, (a) the name, age, business address and residence address of the nominee(s), (b) the principal occupation or employment of the nominee(s), (c) the class or series and number of shares of common stock which are owned beneficially or of record by the nominee(s), (d) a description of all agreements, arrangements or understandings between or among the shareholder and the nominee in connection with the nomination of such person for election as director, and (e) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the shareholder and respective affiliates and associates and each proposed nominee, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in Article I, Section 10 of our bylaws and any nominee proposed by a shareholder not nominated in accordance with Article I, Section 10 shall not be considered or acted upon for election at such meeting. Shareholders’ notices for any proposals requested to be included in our proxy statement pursuant to Rule 14a-8 under the Securities

Exchange Act of 1934, as amended (the "Exchange Act") (including director nominations), must be made in accordance with that rule.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that is designed to ensure that our directors, executive officers, and employees meet the highest standards of ethical conduct. The Code of Business Conduct and Ethics requires that our directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interests. Our Code of Business Conduct and Ethics is available on our website at https:// investors.firstbankonline.com/ under “Corporate Governance.”
Corporate Governance Guidelines
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our board has adopted Corporate Governance Guidelines which set forth the framework within which our board, assisted by its committees, direct the affairs of our Company.
In particular, our corporate governance guidelines govern certain activities, including:
■director qualification, independence, and selection, as well as shareholder recommendations for director candidates;
■director responsibilities and board committees;
■director meetings;
■management succession and review;
■director evaluations; and
■director access to management and independent advisors.

Corporate Social Responsibility
Oversight
While our full board of directors is ultimately responsible for overseeing our corporate responsibility goals and objectives, our board of directors has established a Corporate Responsibility Committee, a cross-functional senior management committee of the board of directors, responsible for the oversight of all such matters.
Our Corporate Social Responsibility Reporting
We recognize that communicating our efforts to improve the environment and the communities that we serve is increasingly important to our shareholders, customers, and employees. As a result, starting in 2023, we have released an annual Corporate Social Responsibility Report highlighting our efforts to invest in the development and well-being of our employees, support the needs of our customers and the communities we serve, protect the environment, and maintain a strong governance framework that enhances our culture of ethics and integrity. Our Corporate Responsibility Report for 2023 is available at https://investors.firstbankonline.com on the Investor Relations webpage of our website.

Communications with the Board
We have established procedures for shareholders or other interested parties to communicate directly with our board of directors or with a committee of the board of directors. Such parties may contact our board of directors, a committee, the independent or non-management directors as a group, or a specific director by sending written correspondence by mail to:
Board of Directors
c/o General Counsel and Corporate Secretary FB Financial Corporation
211 Commerce Street, Suite 300
Nashville, Tennessee 37201

The General Counsel is responsible for reviewing all communications addressed to our board of directors, any committee, or any specific director to determine whether such communications require board, committee, or personal review, response, or action. Generally, the General Counsel will not forward to the board, any committee, or any specific director any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the General Counsel determines that a communication relates to corporate governance or otherwise requires review, response, or action by the board of directors, any committee, or any specific director, then the General Counsel will promptly send a copy of such communication to each director serving on the board of directors, to the applicable committee, or to the applicable director.
Independent Compensation Consultant
To facilitate the fulfillment of its duties, the Compensation Committee has sole authority to retain outside advisors, including compensation consultants, to assist the Compensation Committee with executive compensation matters. The Compensation Committee has sole authority to approve the fees and retention terms of any such advisors or consultants. During 2022, the Compensation Committee engaged Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultants to review of the Company’s executive compensation program for the year.

The Compensation Committee considered whether there were any conflicts of interest created by its engagement of FW Cook to provide compensation consulting services. Its consideration focused on (i) the fact that FW Cook does not provide any services to the Company other than compensation consulting services, (ii) the conflicts of interest policies and procedures of the Company and of FW Cook, (iii) any relationships between FW Cook and members of our board of directors, (iv) any FB Financial stock that is owned by FW Cook and its employees, and (v) the lack of any relationships between FW Cook and any of our executive officers. Based on this assessment, the Compensation Committee concluded that no conflicts of interest existed with respect to FW Cook or its engagement by the Compensation Committee.

Certain Relationships and Related Transactions
Loans to Officers, Directors and Affiliates
We offer loans in the ordinary course of business to our insiders, including executive officers and directors, their affiliates, related interests, and immediate family members, and other employees. Applicable law and our written related party policy require that loans to insiders be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to non-insider employees and other non-insiders are subject to the same requirements and underwriting standards and meet our established lending guidelines, except that non-insider employees and other non-insiders may receive preferential interest rates and fees as an employee benefit. Loans to individual employees, directors, and executive officers must also comply with FirstBank’s statutory lending limits. Extensions of credit to related parties are reviewed and approved as established by applicable law and our written related party policy with any director having a personal interest in any loan application are excluded from the consideration of such loan application.

We have made loans to directors and executive officers. All loans made to our directors, executive officers, and their related interests and/or related parties (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us; and (ii) did not involve more than a normal risk of collectability and did not present other features unfavorable to the Company.

Related Party Policy
Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act, which govern certain transactions by us with our affiliates, and the Federal Reserve’s Regulation O, which governs certain loans by us to executive officers, directors, and principal shareholders. We have adopted policies to comply with these regulatory requirements and restrictions.

We have adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and NYSE concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000, and a related person has or will have a direct or indirect material interest. Our related parties include our directors (including nominees for election as directors), executive officers, 5% shareholders, the immediate family members of these persons, and any entity in which any of these persons is an executive officer, general partner, or has a 5% or greater interest. All potential related person transactions are submitted to the Audit Committee for review. In determining whether to approve a related person transaction, the Audit Committee will consider all of the relevant and material facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is an executive officer, general partner, or 5% or more shareholder; the availability of other sources for comparable products or services; the terms of the transaction; and whether the terms are comparable to the terms available to unrelated third parties or to employees generally. After its review, the Audit Committee will only approve or ratify related person transactions that are (i) in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith, (ii) on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person and (iii) approved or ratified by a majority of the disinterested members of the Audit Committee.

The following is a description of transactions during the fiscal year ended December 31, 2022 in which we have participated and in which one or more of our principal shareholders, directors, executive officers, or their immediate family members or entities related to them, had a direct or indirect material interest.

Shareholder’s Agreement and Registration Rights Agreement
In connection with our initial public offering (“IPO”) in 2016, we entered into the shareholder’s agreement with Mr. Jim Ayers. See “Corporate Governance - Shareholder’s Agreement and Board Designation Rights.” Additionally, we entered into a registration rights agreement with Mr. Ayers. This agreement provides Mr. Ayers with certain demand and piggyback registration rights in respect to any registrable shares of our common stock held by him, subject to various conditions and limitations as set forth in the agreement. Prior to our IPO, Mr. Ayers was our only shareholder. These transactions did not require review under our Related Party Policy as such policy was not effective until our IPO. However, all of these transactions were approved by our board of directors.

Other transactions
During the year ended December 31, 2021, the Bank formed a subsidiary, FBK Aviation, LLC and purchased an aircraft under this entity. FBK Aviation, LLC also maintains a non-exclusive aircraft lease agreement with an entity owned by Mr. Jim Cross. During the year ended December 31, 2022, the Company recognized income amounting to $51,750 under this agreement.
FirstBank leases various office spaces from entities owned by Mr. Jon Ayers and Mr. Jim Ayers. The aggregate amount paid by the bank for these leases was approximately $396,369 for the year ended December 31, 2022.
During the year ended December 31, 2022, the Company invested in preferred stock of a privately held entity of which one of our NEOs, Mr. Peery, is on the Board of directors of the investee. This investment is included in other assets on the consolidated balance sheets with a carrying amount of $10,000,000 as of December 31, 2022 and is being accounted for as an equity security without readily determinable market value. No gains or losses have been recognized to date associated with this investment.

Stock Ownership Matters
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of our common shares to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These officers, directors and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file. Copies of Section 16(a) reports can be accessed electronically under the “Stock and Filings” link on our website at https://investors.firstbankonline.com.
To our knowledge, based solely on our review of the copies of such forms received by us and written representations from our directors and officers, we believe that all Section 16(a) filing requirements applicable to our officers, directors, and 10% beneficial owners have been compiled with for the fiscal year ended December 31, 2022, with the following exceptions: We are aware of (i) three gift transactions by Mr. Holmes not timely disclosed on Form 5; and (ii) eight tax withholding transactions related to the vesting of restricted stock units by Messrs. Bowers, Edmondson, Evans, Holmes, Mettee and Peery not timely disclosed on Form 4.
Security Ownership of Management and Certain Beneficial Owners
The following table sets forth certain information with respect to the beneficial ownership of our shares of common stock as of March 24, 2023 for: (i) each of our named executive officers (ii) each of our directors and director nominees; (iii) all of our named executive officers and directors as a group; and (iv) each shareholder known by us to be the beneficial owner of more than 5% of our issued and outstanding common shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the securities. Beneficial ownership additionally includes equity awards that may vest within 60 days of March 24, 2023. Percentage of ownership is based on 46,717,845 shares of common stock issued and outstanding on March 24, 2023, plus, 79,489 restricted stock units that will vest within 60 days of such date. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our shares of common stock shown as beneficially owned by the beneficial owner.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Jimmy E. Allen	127,175	*
J. Jonathan Ayers	14,252	*
William F. Carpenter III	12,159	*
Agenia W. Clark	8,226	*
James W. Cross	55,638	*
Travis K. Edmondson	18,944	*
James L. Exum	6,294	*
Aimee T. Hamilton	582	*
Christopher T. Holmes	398,242	*
Orrin H. Ingram	69,432	*
Raja J. Jubran	29,039	*
Michael M. Mettee	19,150	*
R. Wade Peery	29,212	*
C. Wright Pinson	16,090	*
Emily J. Reynolds	14,948	*
Melody J. Sullivan	29,951	*

All directors and executive officers as a group (19 persons)	886,365	1.9%

Shareholders owning more than 5%
James W. Ayers(2)	10,754,991	23.0%
BlackRock, Inc.(3)	6,433,114	13.7%
T. Rowe Price Associates, Inc(4)	5,169,690	11.0%
The Vanguard Group	2,345,375	5.1%
*Individual held less than 1% as of March 24, 2023.
(1) Unless otherwise noted, the address for each shareholder listed in the table above is: c/o FB Financial Corporation, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201.
(2) The address for Mr. Ayers is c/o Ayers Asset Management, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201.
(3) Based solely on information provided in that certain Schedule 13G/A filed with the SEC on January 26, 2023 by BlackRock, Inc. BlackRock, Inc. reports sole voting power with respect to 6,289,712 shares and sole dispositive power with respect to 6,433,114 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(4) Based solely on information provided in that certain Schedule 13G/A filed with the SEC on February 14, 2023 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. reports sole voting power with respect to 2,752,095 shares and sole dispositive power with respect to 5,169,690 shares. The address of T. Rowe Price Associates, Inc. is 101 East Pratt Street, Baltimore, Maryland 21202.
(5) Based solely on information provided in that certain Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group reports sole dispositive power with respect to 2,345,375 shares. The address of The Vanguard Group is 100 Vanguard Avenue, Malvern, PA 19355.

Executive Officers
The following table sets forth the names, ages and positions of our executive officers:

Name	Age	Position
J. Gregory Bowers	64	Chief Credit Officer
Travis K. Edmondson	43	Chief Banking Officer
Wilburn J. Evans	63	President, FirstBank Ventures
Christopher T. Holmes	59	President, Chief Executive Officer and Director
Aimee T. Hamilton	57	Chief Risk Officer
Michael M. Mettee	42	Chief Financial Officer
R. Wade Peery	59	Chief Innovations Officer, SVP
Beth W. Sims	48	General Counsel and Corporate Secretary
The following is certain biographical information for our executive officers. For Mr. Holmes, who also serve as director, please see “Proposal 1 — Election of Directors — Director Nominees” for his biographical information.
J. Gregory Bowers, Chief Credit Officer. Greg Bowers serves as an executive officer at the Company and has served as the Chief Credit Officer for FirstBank since 2007. Mr. Bowers’ experience includes 41 years in the banking industry in various capacities with both national and regional banks where he has held senior management positions in credit administration and policy, underwriting, special assets, and corporate and commercial real estate lending.
Travis K. Edmondson, Chief Banking Officer. Travis Edmondson serves as an executive officer at the Company and has served as the Chief Banking Officer of FirstBank since 2020. Previously, he served as the East Tennessee Regional President of FirstBank from 2018 to 2020, overseeing the operations of financial centers, commercial real estate, and private banking for the East Tennessee region. Mr. Edmondson began his career at Clayton Bank and Trust in 2006 where he was named Chief Executive Officer in 2013. He joined FirstBank in 2017 following FirstBank’s acquisition of Clayton Bank.
Wilburn (Wib) J. Evans, President of FirstBank Ventures. Wib Evans serves as an executive officer of the Company and has served as President of FirstBank Ventures since 2010. He has spent the majority of his career with FirstBank, helping it grow into the third largest bank headquartered in Tennessee. Mr. Evans joined FirstBank in 1987 as Chief Financial Officer before serving as Executive Vice President of FirstBank from 1996 to 2002 and as Chief Operating Officer from 2002 to 2010. As President of FirstBank Ventures, Mr. Evans has the overall responsibility for FirstBank’s mortgage banking segment and our specialty lending and wealth management businesses. In addition to his extensive banking experience, Mr. Evans brings three years of public accounting experience.
Aimee T. Hamilton, Chief Risk Officer. Aimee Hamilton serves as an executive officer at the Company and has served as the Chief Risk Officer for FirstBank since November 2021, overseeing consumer compliance, BSA compliance, information security, credit risk management, model risk management, risk management and community development functions. Prior to joining FirstBank, Ms. Hamilton was the Executive Vice President and Chief Risk Officer at Cadence Bank, N.A. from 2020 to 2021, the Deputy Chief Risk Officer in 2020 and Enterprise Risk Management Executive from 2015 to 2020. She maintained oversight for Credit Review, BSA AML Compliance, Consumer Compliance, Operational Risk, Security and ERM Operations and was the bank's primary liaison with federal banking regulators.
Michael M. Mettee, Chief Financial Officer. Michael Mettee serves as an executive officer at the Company and has served as the Chief Financial Officer since 2020. He provides accounting, capital markets, treasury, investment portfolio, finance, planning and analysis support to the Company’s President and CEO, regional presidents, market presidents and community bank presidents. He joined FirstBank in 2012 as the Director of Capital Markets and managed the interest rate risk for FirstBank. He subsequently was CFO of Banking, a position he held before being promoted to Chief Financial Officer of the Company. Prior to joining FirstBank, Mr. Mettee managed the budget and forecasting process, pricing for asset and liability products, financial reporting and provided strategic direction for the retail bank at BBVA Compass.
R. Wade Peery, Chief Innovations Officer, SVP. Wade Peery is an executive officer at FirstBank and has served as Chief Innovations Officer since 2022, overseeing the information technology area of the company and aligning technology deployment in support of the company’s business model. He joined the bank in 2012 as Director of Treasury Management before being promoted to Director of Operations and Technology in 2014, a position he held until being promoted to Chief Administrative Officer in 2018. Throughout the course of his 30+ years in the banking industry, he has developed extensive experience in financial services technology and financial innovation.
Beth W. Sims, General Counsel and Corporate Secretary. Beth Sims serves as an executive officer at the Company and has served as the General Counsel and Corporate Secretary for the Company and FirstBank since 2019. She is responsible for the Company's legal functions, advising senior management on legal and regulatory matters, serving as a liaison with outside counsel, and providing counsel on corporate governance matters to the boards of directors. Prior to joining FirstBank, Ms. Sims was a partner at Butler Snow and head of the law firm’s securities team, where she focused on securities laws, banking, and mergers and acquisitions.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (this "CD&A") describes and explains the material elements of 2022 compensation for our CEO, our CFO, and our other highest compensated executive officers. Detailed information regarding the compensation of these executive officers, also called "NEOs,” is set forth in the tables following this CD&A. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our board arrived at specific compensation policies and decisions involving the NEOs.

For 2022, our NEOs are:

Name	Position
Christopher T. Holmes	President, Chief Executive Officer, and Director
Michael M. Mettee	Chief Financial Officer
Travis K. Edmondson	Chief Banking Officer
Aimee T. Hamilton	Chief Risk Officer
R. Wade Peery	Chief Innovations Officer

You should read this section of the proxy statement when determining your vote on the compensation of our NEOs (see "Proposal 2 — Non-Binding, Advisory Vote Regarding the Compensation of the Named Executive Officers"). This CD&A contains information that is important to your voting decision.

Compensation Best Practices
Our compensation philosophy is buttressed by a strong corporate governance program that includes risk-focused procedures for incentive compensation, adherence to regulatory guidelines, and the following "best practices":

What We Do	What We Don't Do
■Double-trigger for acceleration of vesting in connection with a change-in-control.
■Our directors and executive officers are prohibited from holding shares in margin accounts and may only pledge shares of our common stock as collateral for loans by demonstrating the financial capacity to repay the loans without resorting to the pledged stock.

■Dividends on unvested restricted stock and performance-based awards are paid only upon vesting.	■Our NEOs are not eligible for multi-year guaranteed bonuses.
■Cash and equity performance-based awards include “circuit breakers,” where no bonuses are awarded if performance fails to reach certain targets.
■While performance-based equity awards accrue dividend equivalents during the three-year performance period, we do not pay dividends or dividend equivalents on any equity awards until the awards have become vested.

■All incentive compensation arrangements are subject to clawback provisions.	■Allow for the repricing of any stock options.
■Executive officers are subject to stock ownership guidelines.	■Include tax gross-ups in our compensation plans.
■Regularly obtain guidance from an independent compensation consultant as to the amount and design of compensation.	■Allow for excessive perquisites.
■Use rigorous goal setting aligned with pre-established targets
■Conduct annual compensation review and risk assessment

Compensation Philosophy and Objectives
The compensation program adopted by the Compensation Committee is designed to achieve a balance between rewarding Company executive officers and associates for superior performance while delivering a compelling return on investment for our shareholders. The Compensation Committee seeks to attract, retain and motivate the Company's employees by aligning competitive, market-based compensation programs with the Company's long-term objectives, business strategy and financial performance. At the same time, the Compensation Committee seeks to create an “owners” perspective throughout the Company, but especially among our NEOs and senior management, through the use of equity-based compensation. As a result, our compensation program tends to feature a heavier emphasis on equity-based compensation than our peer institutions. We also use stock ownership requirements among our executive management team to achieve this objective.

Our Compensation Committee regularly reviews our executive compensation program to ensure it achieves the desired goals of linking the compensation paid to our executive officers with our shareholders' interest, while adhering to the levels of risk tolerance established by the board. Under this program, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, performance measures, and the realization of increased shareholder value.

We believe our executive compensation program's mix of base salary, short-term and long-term incentive compensation, and benefits, including perquisites, as described below, is properly aligned with our compensation objectives.

Compensation Decision-Making
Three parties play an important role in establishing compensation levels for the Company's executive officers: (i) the Compensation Committee, (ii) senior management, and (iii) outside advisors. The sections that follow describe the role each of these parties plays in the compensation-setting process, as well as other important factors that impact compensation decisions.

Role of the Compensation Committee

Our Compensation Committee, which is comprised of independent directors, provides oversight of the Company’s executive compensation. The Compensation Committee has the responsibility to:

■Review and approve the composition of the peer group companies used to assess the Company's pay practices, target pay opportunities, and establish performance goals and objectives;

■Annually review executive compensation plan design and target structure, including reviewing the risk associated with these plans, setting targets for incentives using management's internal business plan and market conditions, and balancing the design of various compensation plans against the Company's goals, values, and strategic objectives ;

■Review the performance and determine the compensation of the CEO and other executive officers;

■Determine the amount of, and approve, each element of total compensation paid to the NEOs, and determine the general elements of total compensation for other senior officers; and

■Review all components of compensation (both target and actual) for the CEO and the other NEOs, including base salary, annual cash incentives, and long-term incentives.

In determining the amount of NEO compensation each year, the Compensation Committee reviews competitive market data representing broader banking industry trends, as well as peer group data. It makes specific compensation decisions and awards based on such information, along with Company compensation philosophy, performance, individual performance and other circumstances as appropriate. In fulfilling its duties, the Compensation Committee is empowered to engage qualified advisors and/or outside counsel.

Role of Senior Management in Compensation Decisions for NEOs

Throughout the year, the Compensation Committee meets with the CEO and other executive officers to solicit and obtain recommendations with respect to the Company's compensation programs and practices. The CEO makes recommendations to the Compensation Committee as to the appropriate base salaries, annual cash incentive opportunities, and equity awards for the executive officers other than himself.

In approving compensation for 2022, the Compensation Committee considered the CEO’s recommendations for the executive officers. The Compensation Committee, in consultation with its compensation consultant and the chair of the board, made its own determinations regarding the compensation for the CEO.

Role of the Compensation Consultant

To assist in its efforts to meet the objectives outlined above in 2022, the Compensation Committee retained FW Cook to provide executive compensation consulting services to the Compensation Committee. Pursuant to the Compensation Committee's charter, the Compensation Committee has the power to retain or terminate such consultant and engage other advisors. A representative of FW Cook regularly participated in meetings of the Compensation Committee.

While directly reporting to the Compensation Committee, our compensation consultants typically collaborate with management to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the Compensation Committee. The consultant provides data regarding market practices, and works with management to develop recommendations for changes to plan designs and policies consistent with the philosophies and objectives discussed earlier. In accordance with SEC rules and NYSE listing standards, the Compensation Committee took appropriate actions to confirm the independence of our compensation consultants.

For more information regarding our compensation consultant engagement for 2022, see “— Independent Compensation Consultant” included in this CD&A.

Market Competitiveness
From time to time, our Compensation Committee considers the compensation practices of a group of similarly-sized publicly-traded financial services/banking organizations designated as the Company's peer group in establishing and reviewing the Company's performance, the structure of the Company's compensation program, and the actual compensation of our executive officers. Companies have historically been included in the Company's peer group based on their relevance in terms of asset size, revenue, loan mix, business model, products, services, talent, and geographic location as compared to that of the Company. The Compensation Committee reviews and approves the peer group annually with input from our independent compensation consultant and management.

In 2022, the Compensation Committee worked with our compensation consultants to determine the peer group, referred to in this CD&A as the 2022 Peer Group. The 2022 Peer Group consisted of 20 publicly-traded banks and/or bank holding companies within the same industry, based in the United States and having the same GICS classification as the Company, with median assets of $14.2 billion as of year-end 2021. The 2022 Peer Group consisted of the following institutions:

Name of Institution and Ticker Symbol (1)
1st Source Corporation (SRCE)	Home Bancshares, Inc. (HOMB)
Ameris Bancorp (ABCB)	Origin Bancorp, Inc. (OBNK)
Cadence Bank (CADE)	Renasant Corporation (RNST)
City Holding Company (CHCO)	Seacoast Banking Corp of FL (SBCF)
Enterprise Financial Services Corp (EFSC)	ServisFirst Bancshares, Inc. (SFBS)
First Bancorp (FBNC)	Simmons First National Corp. (SFNC)
First Busey Corporation (BUSE)	Southside Bancshares, Inc. (SBSI)
First Financial Bancorp. (FFBC)	Trustmark Corporation (TRMK)
First Financial Bankshares, Inc. (FFIN)	United Community Banks, Inc. (UCBI)
First Merchants Corporation (FRME)	Veritex Holdings, Inc. (VBTX)
(1) Following its annual review, the Compensation Committee made two changes to the Peer Group for 2023, adding Pinnacle Financial Partners (PNFP) and removing Cadence Bank due to its merger.

Our Compensation Committee uses peer information as a reference point when evaluating the elements and amounts of the compensation paid to our CEO and our other executive officers. The Compensation Committee does not establish the compensation of our executive officers using direct comparisons to our peer group, but instead uses peer group data as a competitive market check on executive officer compensation. Peer group data is one of several factors used by the Compensation Committee when setting the compensation of our CEO and other executive officers.

Elements and Mix of Compensation
Our principal measures of success in achieving our business objectives are adjusted earnings per common share and core return on average tangible common equity- LTIP. The performance-based elements of our executive compensation program are designed to reward our executive officers based on our overall performance in achieving defined performance goals relative to these measures. Through our executive compensation program, we seek to provide:

■Compensation that differentiates pay on the basis of performance;

■Incentive compensation opportunities that will motivate executive officers to achieve both our short-term and long-term business objectives and that will provide compensation commensurate with our performance achievements, while also maintaining a customer-focused culture in which employees are not incentivized to take inappropriate risks;

■Total compensation that is competitive with that of comparable financial institutions within the context of our performance; and

■Protection of shareholder interests and alignment by requiring achievement of successful results as a condition to earning above-average compensation.

Our executive compensation program for 2022 consisted of the following primary elements:

Base salary
Base salary is intended to provide a foundational element of compensation that is relatively secure and that reflects the skills and experience that an executive brings to us. The Company utilizes median base salary levels (fixed compensation) to be able to support meaningful short-term and long-term reward levels (variable compensation) that are based on exceeding results as compared to peers.

Short-Term Annual Cash Incentive Compensation	As described in more detail below, annual cash incentive compensation awards are based on adjusted earnings per share and other success measures. The cash bonus awards for Mr. Holmes and Mr. Mettee are tied exclusively to the achievement of the Company’s earnings per share goals, and the cash bonus awards for Mr. Edmondson and Ms. Hamilton are based on the achievement of the earnings per share goals in addition to individual performance goals. Mr. Peery’s cash incentive award is tied to the achievement of the innovations division incentive plan. This compensation strategy advances our strategic initiatives of superior financial performance, growth in our customer base and operational excellence by growing our net interest and noninterest revenues while managing the associated expenses.

Long-Term Equity Incentive Compensation
Long-term equity incentive compensation aligns executives’ compensation with our performance, including a mix of restricted stock unit awards, which vest based on the executive’s continued employment with the company over time (“RSU”), and performance stock units, which are performance-based awards, which vest after three years, with the final payout level of the award based on the Company’s core return on average tangible common equity- long term incentive plan over the three-year period, measured relative to certain peer banks, as described in more detail below, during the same time period ("PSU"). These awards are granted pursuant to a shareholder-approved plan, the 2016 Long-Term Equity Incentive Plan (the “2016 Incentive Plan”).

Employee Benefits	Employee benefits are intended to provide reasonable levels of security with respect to employment, retirement, medical, death and disability protection and paid time off.

Limited Perquisites
Certain limited perquisites are used to supplement the other elements of compensation, facilitating the attraction, motivation and retention of executive officers of the caliber we believe necessary to remain competitive, though we do not consider these a material component of executive officer compensation.

The Compensation Committee takes a holistic approach to establishing the total compensation package for its executives and each element of compensation is interdependent on the other elements. Applying the Company's core values and drawing upon the principles and philosophy discussed above, the Compensation Committee utilizes these elements of compensation as building blocks to construct a complete compensation package for each executive that appropriately satisfies the core design criteria of pay-for-performance, alignment with shareholder interests, market competitiveness, proper governance and compliance with all legal and regulatory guidelines.

The mix and relative weighting of each compensation element reflect the competitive market and the Company's compensation philosophy. The mix of pay may be adjusted from time to time to best support our immediate or longer-term objectives, changes in executive responsibility, and internal consistency.

Target compensation for each named executive officer is a mix of short-term (cash) and long-term (stock) incentives. A substantial portion of this mix is at risk and varies based on the performance of the Company, including the creation of long-term shareholder value. The emphasis on compensation elements related to performance is specifically intended to affect the actual level of compensation realized versus target. If the Company performs well

(based on both internal objectives and peer group comparisons), award levels are intended to be strong. If the Company underperforms, award levels and values will be negatively impacted.

The mix of compensation awarded in 2022 to our NEOs reflects our compensation philosophy. As noted above, a substantial portion of our executives' compensation is at risk and tied to performance goals that align with the Company's strategy and shareholder experience.

Target Pay Mix

The following charts present the mix of compensation elements that make up the total realized compensation for our CEO and our other NEOs for 2022. The charts also present the break-down of compensation we consider performance-based compensation, and, as a result, compensation that is at risk, rather than compensation that is fixed in nature.

CEO Target Pay Mix

Long-Term
Equity
Incentives
46%
Base Salary
27%
Annual Cash
Incentives
27%
Pay at Risk

Other NEO Target Pay Mix

Long-Term Equity Incentives
29%
Base Salary
43%
Annual Cash Incentives
28%
Pay at Risk

Base Salary

The Compensation Committee views base salary as one element of overall compensation that is designed to reward competence in the executive role and not a principal means to provide incentive to our executive officers. Base salary is intended to provide a foundation element of compensation that is relatively secure and that reflects the skills and experience that an executive brings to us.

Base salaries are reviewed annually and adjusted as appropriate to reflect each NEO's performance, contribution, and experience. Base salary levels are a foundational component of compensation since several elements of compensation are linked to this core element (e.g., cash and stock incentives). However, to support the Company’s pay-for-performance philosophy, base salary typically remains a smaller percentage of overall compensation for the majority of our NEOs as compared to peers.

The Compensation Committee sets base salaries for NEOs by utilizing market data based on peer companies and published survey data. The Compensation Committee also considers each executive's role, contribution, performance and experience and the Company’s pay-for-performance compensation philosophy. The Compensation Committee reviews base salaries annually but may engage in additional reviews as necessary to address competitive increases or to reflect changes in a particular named executive officer's responsibilities.

The table below provides the base salary decisions made by the Compensation Committee in 2021 and 2022:

Named Executive Officer (1)	2021 Base Salary ($)	Percentage Increase	2022 Base Salary ($)
Christopher T. Holmes	725,000	—%	725,000
Michael M. Mettee	375,000	4%	390,000
Travis K. Edmondson	325,000	3%	335,000
Aimee T. Hamilton (2)	350,000	—%	350,000
R. Wade Peery	320,000	—%	320,000
(1) Unless otherwise indicated in a footnote to this table, the NEO's base salary was increased in connection with the Compensation Committee's annual review in the ordinary course.
(2) Ms. Hamilton's 2021 base salary was prorated in 2021 from her November 2021 start date.

Annual Cash Incentive Compensation

Annual cash incentive compensation is a short-term incentive that serves as a key mechanism to vary pay levels according to Company-wide short-term performance, linking executive financial rewards to the value delivered to our shareholders. Such incentives are earned and paid annually, but only after established target corporate performance levels are achieved. To underscore the importance of creating value for our shareholders, payouts for most the Company's executive officers under the short-term incentive plan ("STIP") are largely based on corporate performance.

For 2022, the cash incentive paid to the Chief Executive Officer and Chief Financial Officer is based on achieving the Company’s annual adjusted earnings per common share ("Adjusted EPS") goal. Adjusted EPS (non-GAAP) is the amount of income earned per diluted common share, adjusted for unusual gains/losses and other expenses as detailed in Appendix B. Payments under the STIP for other officers, including several NEOs, are weighted with 50% based on the achievement of Adjusted EPS goals and 50% based on individual performance. The portion of the STIP tied to individual performance is based on a host of factors, including the achievement of individual goals and risk considerations, with the final payout determined by the Compensation Committee, with input from the Chief Executive Officer. Mr. Peery participates in the innovations division incentive compensation plan, which includes both cash and equity components, and is described below under the heading "Innovations Division Incentive Compensation Plan". This approach also emphasizes that collective individual performances will result in improved business performance and favorably impact shareholder value.

2022 Target Compensation. Generally, the Compensation Committee establishes target compensation levels for our executives under the STIP at the beginning of each fiscal year, taking into consideration such factors as the compensation philosophy, corporate budget, program objectives, relevant market data, individual performance and the scope and responsibility of each individual. In general, target short-term incentive opportunities are targeted at or above market median levels, with executives having the opportunity to earn higher payouts if warranted based on the overall performance of the Company.

In 2022, the Compensation Committee engaged in a review of the executive team's STIP target levels and made certain adjustments in order to ensure that 2022 target compensation provided reasonable target pay opportunities in relation to pay offered for comparable positions by financial services companies included in our 2022 Peer Group.

Target award opportunities are expressed as a percentage of actual base salary paid for the performance year for all participants. Actual awards may range from 0% to a maximum of 150% of the target award opportunity. The NEOs target levels were as follows for the 2022 plan year:

Adjusted EPS Target for FY 2022	Cash Bonus Payout Factor
$4.00	150%
$3.59	100%
$3.02	25%
<$3.02	—%

2022 Annual Cash Incentive Compensation Payouts

For 2022, the Compensation Committee established individual cash incentive award targets for the NEOs as provided in the table below. Based upon the Company's performance of Adjusted EPS of $2.91, the Compensation Committee approved the following STIP payouts to the Company's NEOs for 2022:

	Individual Targets ($)	2022 Cash STIP Payout ($) (1)(2)	2022 Cash STIP Payout as a Percentage of Individual Target
Christopher T. Holmes	725,000	—	—%
Michael M. Mettee	250,000	—	—%
Travis K. Edmondson	250,000	75,000	30%
Aimee T. Hamilton	175,000	87,500	50%
R. Wade Peery	272,000	255,000	94%
(1) Except as footnoted below, this column reflects payouts that were earned and awarded under the Company’s 2016 Incentive Plan for 2022 service but that were paid in March of 2023.
(2) During 2022, Mr. Peery did not participate in the STIP and instead received a short-term cash incentive award in connection with the innovations division incentive plan, which is described in more detail below under the heading "Innovations Division Incentive Plan." For 2022, Mr. Peery's cash bonus payout of $255,000 was paid through this incentive plan.

For 2022, the Compensation Committee based individual cash incentive award payouts on the achievement of target Adjusted EPS and other performance measures, as presented below:

	2022 Cash STIP Payout % Based on Achievement of Target Adjusted EPS	2022 Cash STIP Payout % Based on Achievement of Other Performance Measures
Christopher T. Holmes	100%	—%
Michael M. Mettee	100%	—%
Travis K. Edmondson	50%	50%
Aimee T. Hamilton	50%	50%
R. Wade Peery	—%	100%

Innovations Division Incentive Plan

As the Company’s Chief Innovations Officer, Mr. Peery’s incentive compensation plan is based on the achievement of certain strategic annual milestones related to the innovations division of the bank. The plan includes a blend of quantitative and qualitative goals. Mr. Peery’s cash incentive payment earned for his performance in 2022, which was paid in 2023 was $255,000 and his target equity incentive was $272,000.

Long-Term Equity Incentive Compensation

Long-term incentive compensation is another important part of our executive compensation program and provides equity-based awards to reward performance in executive roles and more closely align the interests of our executives with those of our shareholders. Our long-term equity incentive compensation includes grants of both time and performance-based equity awards. Under the 2016 Incentive Plan, the Compensation Committee is permitted to grant awards of stock options, stock appreciation rights, restricted shares, restricted stock units, performance awards (payable in cash and/or stock), and other equity or cash-based awards.

The Compensation Committee’s approach has been to provide annual awards under the 2016 Incentive Plan to our executives and other employees through grants of RSUs and PSUs. The time-based RSUs generally vest over a three-year period based on the executive’s continued employment with the Company over time, while at least 50% of the awards are performance-based PSU awards that are based on a variable, equity element that provides an emphasis on long-term performance goals, by relying on the Company’s average return on tangible common equity, as further defined and discussed below, over a rolling three year period. We believe the level of long-term equity incentive compensation should reflect the competitive employment market and the relative internal responsibilities of each executive’s position. As a result, the Compensation Committee considers long-term incentive compensation for executive officers at comparable financial institutions within the context of the competitive market data.

In 2022, equity-based awards were granted to executive officers, including the NEOs, and other key employees in order to attract, motivate and retain key employees and enable those persons to participate in our long-term success. Under this component of compensation, we granted both RSU and PSU awards to certain officers in 2022. Our Chief Executive Officer received 60% of his long-term equity in the form of PSU awards and 40% as RSU awards, while the other NEOs received long-term equity awards divided evenly between PSUs and RSUs. In determining the total number of equity-based awards to be granted to recipients in 2022, the Compensation Committee considered a combination of the following:

■Market competitive data;

■Scope of responsibility of each officer;

■Degree to which the business unit(s) influenced by each officer contributed to our profits;

■Degree to which asset quality and other risk decisions were influenced by each officer's direction;

■Number of awards currently held by each officer; and

■Long-term management potential of each officer.

RSU Awards

The RSU awards granted under the Company's 2016 Incentive Plan are time-based awards that vest based on the executive’s continued employment with the Company over time. The shares of common stock underlying the RSUs are not issued until the award becomes vested. Our RSUs generally vest in three approximately equal installments over a three-year period beginning on the first anniversary of the grant date. The holder is not entitled to exercise voting rights on the shares until the award is vested and does not receive dividends until the award vests.

As noted above, the Compensation Committee believes that RSUs are an important component of our long-term equity incentive plan as they support the Company's goals to attract, motivate, and retain key employees, while also aligning employee and shareholder outcomes.

PSU Awards

In 2020, the Company started issuing PSU awards under the 2016 Incentive Plan. The PSU awards vest after three years, with the final payout level of the award based on the Company’s core return on average tangible common equity- long term incentive plan, which is calculated by dividing the Company’s core net income by the Company’s average tangible common equity according to S&P Global, and further adjusted to add back to income any provision for credit loss expense related to the establishment of an initial allowance for credit losses on acquired loan portfolios ("Core ROATCE- LTIP"), both for the Company and, to the extent possible based on public filings, for companies within the performance comparator group during the three-year performance period. For PSU grants issued prior to 2022, there are four possible vesting multiples based on the Company's performance relative to the performance comparator group measured through core ROATCE as listed below. For grants issued in 2022, the number of units to vest shall be interpolated from 0% to 200% based on the scale below.

Core ROATCE- LTIP	PSU Multiple
>75th Percentile	200%
>50th Percentile	100%
>25th Percentile	25%
Below 25th Percentile	0

For 2022 awards, the Compensation Committee approved the following performance comparator group for the Company's PSU awards:

Long-Term Incentive Peer Group (1)
Amerant Bancorp Inc. (AMTB)	HomeTrust Bancshares, Inc. (HTBI)
American National Bankshares Inc. (AMNB)	Investar Holding Corporation (ISTR)
Ameris Bancorp (ABCB)	Live Oak Bancshares, Inc. (LOB)
Atlantic Union Bankshares Corporation (AUB)	MetroCity Bankshares, Inc. (MCBS)
Bank OZK (OZK)	Origin Bancorp, Inc. (OBNK)
BankUnited, Inc. (BKU)	Pinnacle Financial Partners, Inc. (PNFP)
Business First Bancshares, Inc. (BFST)	Primis Financial Corp. (FRST)
Cadence Bank (CADE)	Red River Bancshares, Inc. (RRBI)
Capital City Bank Group, Inc. (CCBG)	Renasant Corporation (RNST)
Capstar Financial Holdings, Inc. (CSTR)	Republic Bancorp, Inc. (RBCAA)
Carter Bankshares, Inc. (CARE)	Seacoast Banking Corporation of Florida (SBCF)
Commerce Bancshares, Inc. (CBSH)	ServisFirst Bancshares, Inc. (SFBS)
Community Trust Bancorp, Inc. (CTBI)	Simmons First National Corporation (SFNC)
Enterprise Financial Services Corp (EFSC)	SmartFinancial, Inc. (SMBK)
First Bancorp (FBNC)	Southern First Bancshares, Inc. (SFST)
First Community Bankshares, Inc. (FCBC)	Southern Missouri Bancorp, Inc. (SMBC)
First Guaranty Bancshares, Inc. (FGBI)	SouthState Corporation (SSB)
Great Southern Bancorp, Inc. (GSBC)	Stock Yards Bancorp, Inc. (SYBT)
Hancock Whitney Corporation (HWC)	The First Bancshares, Inc. (FBMS)
Home Bancorp, Inc. (HBCP)	TowneBank (TOWN)
Home Bancshares, Inc. (Conway, AR) (HOMB)	Trustmark Corporation (TRMK)
(1) - Revised to remove all institutions whose corporate existence, as of the date of this proxy statement, have ceased as the result of a merger. The final comparator group will include those companies in existence on the last day of the performance period.

2022 Long-Term Equity Incentive Grants

The following table presents all shares granted in 2022 pursuant to the 2016 Incentive Plan:

	Grant Date	Grant Date Fair Value ($)(1)		Total Number of Shares Granted	Shares of PSUs Granted	Shares of RSUs Granted
Christopher T. Holmes	February 28, 2022	1,250,008		28,128	16,877	11,251
Michael M. Mettee	February 28, 2022	250,019		5,626	2,813	2,813
Travis K. Edmondson	February 28, 2022	250,019		5,626	2,813	2,813
Aimee T. Hamilton (2)	January 3, 2022	100,032		2,255	—	2,255
	February 28, 2022	14,576	(3)	328	164	164
R. Wade Peery	February 28, 2022	240,000		5,626	2,700	2,700
(1) Based on a closing stock price of $44.44 per share as of February 28, 2022.
(2) Includes 2,255 RSUs granted to Ms. Hamilton pursuant to the Company's offer of employment based on the closing stock price on January 3, 2022 of $44.36.
(3) Ms. Hamilton was granted 164 RSUs and 164 PSUs related to her performance in 2021. This grant reflects a pro-rata adjustment based on her November 29th, 2021 employment start date.

Prior PSU Awards

In 2020, the Compensation Committee granted PSU awards to certain company officers. The performance period for these awards ended on December 31, 2022, and the Company's core ROATCE- LTIP was an average of 16.9% over the performance period, which ranked the Company in the top quartile among the comparator group and thus resulted in vesting at 200% of target. For purposes of measuring performance under the LTIP and more specifically, PSU awards, core ROATCE- LTIP is calculated by dividing the Company’s adjusted net income by the Company’s average tangible common equity according to S&P Global, and further adjusted to add back to income any provision for credit loss expense related to the establishment of an initial allowance for credit losses on acquired loan portfolios, both for the Company and, to the extent possible based on public filings, for companies within the performance comparator group during the three-year performance period.

In setting both short- and long-term compensation awards and targets, the Compensation Committee adheres to a strong culture of compliance and a corporate governance program that includes risk-focused procedures for incentive compensation.

Executive Benefits and Perquisites

In addition to the three key elements noted above, the Company provides its executives with certain other benefits and perquisites, as follows:

Employment, Severance and Change in Control Agreements. The Company has entered into employment agreements with each of its NEOs, which provide for severance and change in control payments in certain scenarios. The purpose of these agreements is to secure the continued service and dedication of the executives and to provide for certainty and fairness in the event an executive's employment is terminated without cause or in the event of an actual change in control of the Company. The Company believes the agreements are important in the Company's ability to attract and retain executives, particularly in the event the Company is engaged in a transaction which could constitute a change in control.

The employment agreements, as amended, and any resulting payments thereunder as a result of termination or change in control, are described in more detail under "Executive Compensation Tables — Employment Agreements and Potential Post-Employment Payments" in this proxy statement.

Other Benefits. The NEOs and other executive officers and personnel receive life, health, dental and long-term disability insurance coverage in amounts we believe to be competitive with comparable financial institutions and a 401(k) plan with a discretionary performance-based contribution by the Company. Benefits under these plans are made available to all employees of the Company on terms comparable to those provided to the NEOs. We also provide certain NEOs with automobile allowances and other common perquisites. We believe these perquisites provide executives with benefits similar to those they would receive at comparable financial institutions and are necessary for the Company to remain competitive in the marketplace. The Compensation Committee periodically reviews the personal benefits provided to the executive officers. These benefits and perquisites for the NEOs are described in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2022 under the “Executive Compensation Tables” section in this proxy statement.

Employee Stock Purchase Plan. In connection with our IPO, our board of directors and our then-sole shareholder Mr. Ayers approved the FB Financial Corporation 2016 Employee Stock Purchase Plan (the “ESPP”). The ESPP is intended to qualify under Section 423 of the Code. As of December 31, 2022, a total of 2,314,746 shares of our common stock are available for sale under the ESPP. The purchase price applicable for 2022 under the ESPP was 5% of the lower of the price on the first or last day of each offering period. The maximum number of shares issuable during any offering period is 200,000 shares and a participant may not purchase more than 725 shares during any offering period (and, in any event, no more than $25,000 worth of common stock in any calendar year).

Policies, Guidelines and Other Practices
Evaluation for Excessive Risk in Compensation Programs

The following outlines the method by which the Company reviews and evaluates compensation programs, policies and procedures to prevent unnecessary and excessive risks that could threaten the value of the Company:

■The Compensation Committee discusses annually the governance structure and management practices to effectively monitor and manage risks in compensation programs, policies and procedures;

■To further mitigate risk, the Compensation Committee has responsibility for the design and evaluation of all executive compensation programs, including broad-based short-term and long-term incentive plans; and

■The Compensation Committee has responsibility to review and ratify the Company's non-executive incentive compensation plans. The Compensation Committee's review of incentive compensation plans is supported by management processes aligned with the Guidance on Sound Incentive Compensation Policies adopted by banking regulators in 2010. Incorporated into the management processes is a review, including a risk evaluation, of the components of the Company's incentive plans by human resources, finance, and risk management personnel.

In light of the above reviews, the Company and the Compensation Committee have not identified any risks arising from the Company's compensation programs, policies, and practices for the Company's NEOs, or in general our associates, that are reasonably likely to have a material adverse effect on the Company. It is both the Compensation Committee's and management's intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

Clawbacks

We have adopted a Compensation Recovery Policy. Under this policy, all agreements with or awards to an executive officer that provide for incentive compensation must include a delegation of authority to the Compensation Committee to recover incentive compensation, in whole or in part, upon the occurrence of specified events, including a material financial restatement by the Company or a miscalculation or inaccuracy in financial results, performance metrics, or other criteria used in determining the amount of incentive compensation. For purposes of the policy “incentive compensation” includes compensation that is payable, is awarded or becomes vested based on or contingent on the Company’s performance or a financial reporting measure. Incentive compensation includes cash bonus payments and equity-based compensation awards but does not include base salary or benefits under broad-based employee benefit plans.

The Company will review and modify the policy as necessary to reflect the final NYSE listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Stock Ownership Guidelines

Our stock ownership guidelines align director, executive officer and shareholder interests by linking the value realized from equity-based awards to company performance. These guidelines apply to all executive officers, designated senior officers, and non-employee directors and require those individuals to own Company common stock with a value equal to the multiple of the relevant insider’s annual base salary shown below. Guideline levels take effect five years after the individual is appointed to the board or the executive or senior officer position. Directors and executives who are awarded stock are expected to hold any shares awarded by the Company until he or she achieves the applicable ownership guideline levels (other than for the payment of taxes related to the award).

Title	Ownership Guideline
Non-Employee Directors	4 times annual cash retainer
CEO	5 times annual base salary
Executive Officers	3 times annual base salary
Designated Senior Officers	2 times annual base salary

Use of Discretion and Other Factors in Pay Decisions

While the Compensation Committee generally exercises discretion on a limited basis, the Company believes that providing the Compensation Committee certain discretion in determining the various elements of compensation is an important feature of the Company's compensation philosophy. Because the Company has always taken a long-term view, we provide for the Compensation Committee to exercise judgment and discretion rather than relying solely on formulaic results, and we do not reward executives for taking outsized risks that produce short-term results. Therefore, the Company believes it is important that the Compensation Committee have sufficient flexibility to respond to: (i) the Company's unique circumstances; (ii) prevailing market trends; (iii) the rapidly evolving financial and regulatory environment in which the Company operates; (iv) the Company's use of cross-functioning of executive assignments and cross-training as a matter of executive development and succession planning; and (v) risk management objectives. The Company also believes it is in the best interest of the Company and its shareholders that the Compensation Committee have sufficient discretion to recognize and reward extraordinary performance in non-financial areas that may or may not directly affect the Company's achievement of specific financial metrics for a particular year, but are nevertheless important to long-range growth and the enhancement of shareholder value.

Stock-Based Compensation - Procedures Regarding Timing and Pricing of Grants

Our policy is to make grants of equity-based compensation only at current market prices. Absent special circumstances, it is our policy to make the majority of equity grants at a regularly scheduled meeting of our Compensation Committee. However, we may make a small percentage of grants at other times throughout the year, generally once per quarter, in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity.

We try to make equity-based grants at times when they will not be influenced by scheduled releases of information. Grants of equity-based awards primarily have grant dates corresponding to regularly scheduled meetings of the Compensation Committee in the early part of the fiscal year. For 2022 and 2023, we chose a February meeting of the Compensation Committee. This date allowed time for performance reviews following the determination of corporate financial performance for the previous year. We seek to make grants when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with equity-based grants. We believe we minimize the influence of our disclosures of non-public information on the long-term incentives by selecting meeting dates well in advance which fall several days or weeks after we report our financial results, and by setting the initial vesting periods at least one year from the date of grant. We follow the same procedures regarding the timing of grants to our NEOs as we do for all other participants.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee (i) is or has ever been an officer or employee of FB Financial or FirstBank, (ii) was, during the last completed fiscal year, a participant in any related person transaction requiring disclosure under “Certain Relationships and Related Person Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties, or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and these discussions, the Compensation Committee has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Members of the Compensation Committee
Emily J. Reynolds, Chair Agenia W. Clark James W. Cross IV Orrin H. Ingram Raja J. Jubran C. Wright Pinson

Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the compensation awarded to or paid to our NEOs during the years indicated as applicable. This table is presented in accordance with SEC requirements, however it includes amounts that may or may not be realizable by the executives in completely different amounts than indicated depending on the fluctuation in share price and company performance in future periods.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Compensation ($)		All Other Compensation ($)(5)	Total ($)
Christopher T. Holmes	2022	725,000	1,250,008	—	(2)	65,074	2,040,082
President and Chief Executive	2021	620,408	1,250,078	761,000	(3)	51,396	2,682,882
Officer	2020	535,583	969,993	1,088,000	(4)	41,720	2,635,296

Michael M. Mettee	2022	387,500	250,020	—	(2)	20,776	658,296
Chief Financial Officer	2021	375,000	250,042	263,000	(3)	19,291	907,333
	2020	241,250	275,029	1,988,000	(4)	—	2,504,279

Travis K. Edmondson	2022	333,333	250,020	75,000	(2)	27,312	685,665
Chief Banking Officer	2021	325,000	255,053	263,000	(3)	18,664	861,717

Aimee T. Hamilton	2022	350,000	114,608	87,500	(2)	61,500	613,608
Chief Risk Officer

R. Wade Peery	2022	320,000	239,976	255,000	(2)	21,570	836,546
Chief Innovations Officer
(1)    Reflects the aggregate grant date fair value of awards of time-based RSUs and the grant date fair value of awards of PSUs granted to the NEOs during 2022, 2021 and 2020, as applicable, under the 2016 Incentive Plan. The grant date fair value of equity awards is calculated in accordance with FASB ASC Topic 718, based on the value of the underlying shares on the date of grant. Refer to Note 23, "Stock-Based Compensation" in the notes to the audited financial statements in our annual report on From 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. For Mr. Holmes, Mr. Mettee, Mr. Edmondson, Ms. Hamilton and Mr. Peery the grant date fair value of RSUs granted during 2022 were $499,994, $125,010, $125,010, $107,320, $119,988, respectively. For Mr. Holmes, Mr. Mettee, and Mr. Edmondson, the grant date fair value of RSUs granted during 2021 were $500,040, $125,021, and $150,034, respectively. For Mr. Holmes and Mr. Mettee, the grant date fair value of RSUs granted during 2020 were $484,997 and $187,510, respectively. To calculate the grant date fair value of PSUs, the Company multiplied the closing price of the Company's common stock on the date of grant by the number of PSUs that were expected to vest based on the probable outcome of the performance results (i.e., target level of performance). For Mr. Holmes, Mr. Mettee, Mr. Edmondson, Ms. Hamilton and Mr. Peery, the grant date fair value of PSUs granted in 2022, assuming target performance were $750,014, $125,010, $125,010, $7,288, and $119,988, respectively, and assuming maximum performance were $1,500,028, $250,019, $250,019, $14,576 and $239,976, respectively. For Mr. Holmes, Mr. Mettee, and Mr. Edmondson, the grant date fair value of PSUs granted during 2021 was $750,038, $125,021, and $105,019, respectively. For Mr. Holmes and Mr. Mettee, the grant date fair value of of PSUs granted during 2020 was $484,997 and $87,520, respectively. The grant date fair value of awards granted with respect to 2023 will be reported in the Stock Awards column of the Summary Compensation table in the Company's 2024 proxy statement.
(2)    Earned and awarded under the Company’s 2022 STIP but paid in March 2023. For 2022, the Compensation Committee established cash incentive award targets for Mr. Holmes and Mr. Mettee of $725,000 and $250,000, respectively, that were not paid based solely on the Company’s underperformance with respect to the predetermined Adjusted EPS target of $3.59 per share. The Company achieved an Adjusted EPS of $2.91 per share. For Mr. Edmondson and Ms. Hamilton, the Compensation Committee established target cash incentive bonuses of $250,000 and $175,000, respectively. Mr. Edmondson and Ms. Hamilton received no payment for those portions of their annual bonuses tied to the achievement of the Adjusted EPS target, and the amounts paid represent payments for achievements under their respective portions of the STIP not tied to the Adjusted EPS target. Mr. Peery’s target cash incentive bonus for 2022 was $272,000, and he received $255,000 under the innovations division incentive plan which is described in more detail under "Compensation Discussion and Analysis — Elements and Mix of Compensation — Innovations Division Incentive Plan".
(3) Earned and awarded under the Company's 2021 STIP but paid in March 2022.
(4) Earned and awarded under the Company’s 2020 STIP but paid in March 2021.
(5)    The following table shows all amounts included in the “All Other Compensation” column for 2022 for each of Mr. Holmes, Mr. Mettee, Mr. Edmondson, Ms. Hamilton and Mr. Peery.

All Other Compensation for 2022

Name	401(k) Match Contribution ($)	Dividends ($)(a)	Automobile Expenses ($)(b)	Disability Insurance Premiums ($)	Other Personal Benefits ($)(b)(c)	Total ($)
Mr. Holmes	9,150	12,504	9,063	8,516	25,841	65,074
Mr. Mettee	9,150	1,701	6,000	2,846	1,079	20,776
Mr. Edmondson	9,150	3,518	7,500	2,846	4,298	27,312
Ms. Hamilton	8,337	—	—	4,334	48,829	61,500
Mr. Peery	9,150	3,736	—	3,635	5,049	21,570
a.Reflects dollar value of vested dividend equivalents.
b.The value of perquisites and other personal benefits reflects the aggregate incremental cost to the Company of providing the benefit.
c.The 2022 amount includes club dues, life insurance perquisites, relocation costs, spousal travel, and entertainment. For Mr. Holmes, the value of club dues was $14,971 and the value of life insurance perquisites of $6,799. Ms. Hamilton was provided $45,545 of relocation costs. For Mr. Peery, the value of spousal travel was $2,950.

Grants of Plan-Based Awards Table
The following table provides information about plan-based awards granted to our NEOs during 2022.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: No. of Shares of Stock or Units(3)		Grant Date Fair Value of Stock and Options Awards ($)(4)
Name	Award	Grant Date	Target	Maximum		Target	Maximum
Christopher T. Holmes	STI		725,000	1,087,500
	RSU	2/28/2022						11,251		499,994
	PSU	2/28/2022				16,877	33,754			750,014
Michael M. Mettee	STI		250,000	375,000
	RSU	2/28/2022						2,813		125,010
	PSU	2/28/2022				2,813	5,626			125,010
Aimee T. Hamilton	STI		175,000	262,500
	RSU	1/03/2022						2,255	(6)	100,032
	RSU	2/28/2022						164		7,288
	PSU	2/28/2022				164	328			7,288
Travis K. Edmondson	STI		250,000	375,000
	RSU	2/28/2022						2,813		125,010
	PSU	2/28/2022				2,813	5,626			125,010
R. Wade Peery	STI		272,000	340,000	(5)
	RSU	2/28/2022						2,700		119,988
	PSU	2/28/2022				2,700	5,400			119,988
(1) The amounts of the estimated future payouts under the non-equity incentive plans column represent each executive's opportunities in the event the Company met certain targets in 2022 pursuant to the terms of the STIP. Cash payouts for 2022 under the 2022 STIP were made on March 15, 2023 and are included in the Summary Compensation Table.
(2) Awards represent PSUs awarded on February 28, 2022 that vests after three years upon the attainment of certain pre-determined performance measures as discussed under "Compensation Discussion and Analysis — Elements and Mix of Compensation — PSU Awards." Depending on the performance level achieved, the maximum award that may be earned for these performance-based PSUs is 200% of the initial shares awarded. For additional information, see "Compensation Discussion and Analysis — Elements and Mix of Compensation — PSU Awards."
(3) Awards represent RSUs awarded on February 28, 2022 that vest annually in approximately equal installments over a three-year period (subject to continued employment). Closing price of the Company's common shares on February 28, 2022, the date of grant, was $44.44. For additional information, see "Compensation Discussion and Analysis — Elements and Mix of Compensation — RSU Awards."

(4) Amounts represent the aggregate grant-date fair value of stock awards, including performance shares and restricted stock, granted under the 2016 Incentive Plan, calculated in accordance with ASC 718. See notes 2 and 3, above, for additional information regarding these awards. For the PSUs, the amounts have been calculated taking into consideration the probable outcome of the respective performance conditions as of the date of grant (target). Dividends accrued but not paid until the vesting of the awards of PSUs and RSUs are not included in the amounts reflected in this column. Assumptions used in the calculation of these amounts are described in Note 23 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2022.
(5) During 2022, Mr. Peery was eligible to participate in an individual STIP. For 2022, Mr. Peery's cash STIP payout of $255,000 was paid through his individual STIP. For more information regarding Mr. Peery's individual incentive plan, see "Compensation Discussion and Analysis — Elements and Mix of Compensation — Innovations Division Incentive Plan".
(6) Reflects 2,255 RSUs granted in January 2022 to Ms. Hamilton in connection with the start of her employment in late 2021.

For information about the rationale behind the sizing, timing, components, and other aspects of the major compensation elements reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table, see the CD&A section of this proxy statement.

Outstanding Equity Awards at Fiscal Year End
The following table represents information regarding unvested RSUs and PSUs for each NEO as of December 31, 2022.

	Stock Awards
Name	Equity Incentive Plan Award Number of Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Award Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Mr. Holmes	23,433	(1)	846,869
	47,633	(2)	3,442,913
Mr. Mettee	5,549	(1)	200,541
	8,124	(2)	587,203
Mr. Edmondson	17,728	(1)	640,690
	7,040	(2)	508,851
Ms. Hamilton	2,419	(1)	87,423
	164	(2)	11,854
Mr. Peery	16,687	(1)	603,068
	7,501	(2)	542,172
(1) Reflects unvested RSUs, granted under the 2016 Incentive Plan, which vest as follows: for Mr. Holmes: 4,465 on February 21, 2023, 7,717 in two approximately equal increments on April 1, 2023 and 2024, 11,251 in three approximately equal increments on April 1, 2023, 2024 and 2025; with respect to Mr. Mettee: 806 on February 21, 2023, 1,930 in two approximately equal increments on April 1, 2023 and 2024, and 2,813 in three approximately equal increments on April 1, 2023, 2024 and 2025;with respect to Mr. Edmonson: 599 on February 21, 2023, 2,316 in two approximately equal increments on on April 1, 2023 and 2024, 2,813 in three approximately equal increments on April 1, 2023, 2024 and 2025, and 12,000 in four approximately equal increments on January 4, 2023, 2024, 2025 and 2026; with respect to Ms. Hamilton: 2,255 in three approximately equal increments on January 4, 2023, 2024 and 2025, 164 in three approximately equal increments on April 1, 2022, 2023 and 2024 and with respect to Mr. Peery: 829 on February 21, 2023, 1,158 in two equal increments on on April 1, 2023 and 2024, 2,700 in three equal increments on April 1, 2023, 2024 and 2025, and 12,000 in four equal increments on January 4, 2023, 2024, 2025 and 2026.
(2) Reflects unvested PSUs granted under the 2016 Incentive Plan in 2020, 2021 and 2022. The settlement of these units in shares of common stock in 2023, 2024 and 2025 is tied to the achievement of a Core ROATCE-LTIP target ratio that has been preapproved by the Compensation Committee relative to the Company's performance comparison group over a three-year period which vest as follows: Mr. Holmes: 13,394 on February 21, 2023, 17,362 on April 1, 2024, and 16,877 on April 1, 2025; with respect to Mr. Mettee: 2,417 on February 21, 2023, 2,894 on April 1, 2024, and 2,813 on April 1, 2025; with respect to Mr. Edmondson: 1,796 on February 21, 2023, 2,431 on April 1, 2024, and 2,813 on April 1, 2025; with respect to Ms. Hamilton:164 on April 1, 2025; with respect to Mr. Peery: 2,486 on February 21, 2023, 2,315 on April 1, 2024, and 2,700 on April 1, 2025.
(3) Market value is calculated based on the closing price of our common stock on December 31, 2022, the last trading day of our 2022 fiscal year, of $36.14. With respect to unvested performance-based equity awards, PSUs may vest in multiples of 0% to 200% based upon the Company's achievement of certain performance criteria. As Company performance measured at the conclusion of the performance period on December 31, 2022 for the 2020 PSU grant were calculated at 200% (maximum performance target), all outstanding PSUs are shown at maximum performance target.

Stock Vested
The following table shows the restricted stock units that vested for the NEOs in 2022 and the value realized upon vesting. The value realized is calculated based upon the closing price of the Company's stock on the date of vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value realized on vesting ($)
Mr. Holmes	14,287	621,494
Mr. Mettee	2,267	98,988
Mr. Edmondson	5,750	254,993
Ms. Hamilton	—	—
Mr. Peery	5,651	250,844

Employment Agreements and Potential Post-Employment Payments
We have entered into employment agreements with each of our NEOs, which provide for certain severance and change in control arrangements that will require the Company to provide payments in certain scenarios. Subject to certain exceptions noted below, the employment agreements generally include the same terms.The summaries of the agreements provided below are qualified in their entirety by reference to the agreements themselves, copies of which are available from the Company itself or from the Company's public filings with the SEC.The materials terms of the employment agreements are as follows:

Term and Compensation. The initial terms of the agreements are for three years. The terms automatically renew on each anniversary thereafter for additional one-year periods.

Compensation. The base salaries under the agreements are set at minimum and are subject to annual review and increases. Additionally, annual short-term incentive compensation and annual long-term incentive compensation are also set at a minimum for each executive, and in each case are subject to annual review and adjustment. The executives are entitled to participate in all incentive, savings, retirement, welfare and fringe benefit plans generally made available to our senior executive officers. Mr. Holmes also receives automobile expenses, country club dues and a term life insurance policy of $2,500,000.
Obligation of the Company in Event of Termination and Non-Renewal. The NEO's employment may be terminated any time by either party, and automatically terminates on death or disability. See below for a discussion of post-employment benefits received by the NEOs in certain scenarios.

Resignation for Good Reason, Termination Other Than for Cause, Death or Disability. If employment is terminated by the Company other than for cause, death or disability, or the NEO resigns for "good reason" (as defined in the employment agreements) then:

•Mr. Holmes and Ms. Hamilton will receive a severance payment equal to two times the sum of the current base salary and the average annual bonus paid to them for the three immediately preceding fiscal years of the Company; and

•Mr. Mettee, Mr. Edmondson, and Mr. Peery will receive a severance payment equal to two times the sum of the NEO's current base salary, and the greater of the NEO's target annual bonus for the fiscal year in which the termination occurs or the NEO's actual annual bonus for the fiscal year prior to the fiscal year in which the termination occurs.

The executives are also entitled to participate in the Company's health plan for 18 months at the active employee rate.

Termination for Cause, Resignation by Executive other than Resignation for Good Reason; Death; Retirement. If the NEO's employment is terminated by the Company for cause, by the NEO other than for good reason, retirement, or in the event of the NEO's death, then the Company shall have no further obligations to the NEO or the NEO's legal representatives under the employment agreement, other than for payment of any accrued salary, which shall be paid to the NEO or the NEO's estate or beneficiary, and payments of other benefits, as applicable.

Termination for Disability. If the Company terminates Mr. Holmes' or Ms. Hamilton's employment for disability, then the Company shall pay a lump sum amount equal to six months of their respective then current base salary, plus 100% of their respective target annual bonus opportunity for the fiscal year in which the disability occurred. If the Company terminates the employment of the other NEOs for disability, then the Company shall pay to the NEO a lump sum amount equal to six months of the NEO's then current base salary, plus one-half of the NEO's target annual bonus opportunity for the fiscal year in which the disability occurred.

Termination following a Change in Control. If, within 12 months following a change in control, the Company terminates the NEO's employment other than for cause, or the NEO terminates employment for good reason then:

•Mr. Holmes will receive (A) his accrued salary and (B) an amount equal to three times the sum of his current base salary plus a bonus equal to the average annual bonus he received for the three immediately preceding fiscal years; and

•Mr. Mettee, Mr.Edmondson, and Mr. Peery will receive (A) their accrued salary and (B) an amount equal to two times the sum of the NEO's current base salary plus the greater of the NEO's target annual bonus for the fiscal year in which the termination occurs or the NEO's actual annual bonus for the fiscal year prior to the fiscal year in which the termination occurs; and

•Ms. Hamilton will receive (A) her accrued salary and (B) an amount equal to two times the sum of her current base salary plus a bonus equal to the average annual bonus she received for the three immediately preceding fiscal years.

The NEOs may also elect to continue to participate in any group medical, dental, vision and/or prescription drug plan benefits for a period of 18 months after the termination.

Obligation of the Company in Event of Non-Renewal. If the Company elects not to renew the term of the NEO's employment agreement, and within 12 months following the expiration of such term and the Company terminates the NEO's employment other than for Cause, death or disability, then:

•Mr. Holmes will receive a severance payment equal to two times the sum of his current base salary and the average annual bonus paid to him for the three immediately preceding fiscal years of the Company; and

•Mr. Mettee, Mr. Edmondson, and Mr. Peery will receive a severance payment equal to two times the sum of the NEO's current base salary and the greater of the the NEO's target annual bonus for the fiscal year in which the termination occurs or their actual annual bonus for the fiscal year prior to the fiscal year in which the termination occurs.

•Ms. Hamilton will receive a severance payment equal to two times the sum of her current base salary plus a bonus equal to the average annual bonus she received for the three immediately preceding fiscal years.

The executives are also entitled to participate in the Company's health plan for 18 months at the active employee rate. In the event the NEO elects not to renew the employment agreement and following the expiration of such term the Company terminates the NEO, the Company shall have no further obligations to the NEO or NEO's legal representatives under the agreement, other than for payment of accrued salary.

Treatment of Outstanding Equity Awards. In the event of a termination following a change of control, death, retirement, resignation for good reason, or termination other than for cause, death or disability, the NEO's outstanding equity awards shall be treated as follows:

•Mr. Holmes and Ms. Hamilton: (A) all of each of the respective NEO's then outstanding time-based equity awards shall become fully vested (to the extent not previously vested) on the 60th day after the date of termination, and (B) each of the respective NEO's then outstanding performance-based equity awards shall remain outstanding and shall vest, in whole, in part, or not at all, on a pro rata basis based on the level of achievement of applicable performance metrics at the end of the performance period.

•Mr. Mettee, Mr. Edmondson, and Mr. Peery: The NEO's outstanding equity-based awards shall not be forfeited and shall become fully vested (to the extent not previously vested) on the 60th day after the date of termination. Further, in the case of any equity-based awards which vesting is contingent, in whole or in part, upon the achievement of one or more performance goals, such performance goals shall be deemed to be fully achieved at the maximum potential target.

Restrictive Covenants. The employment agreements contain confidentiality, non-competition and employee and customer non-solicitation covenants that apply during the employment with us and for one year after the NEO’s termination of employment.

Limits on Change in Control Payments. If the severance payments or any other payments or benefits received by the named executive officer under any arrangement would be subject to the 20% excise tax imposed under Section 4999 of the Internal Revenue Code upon a change in control of the Company, the amounts may be reduced to an amount that is less than 300% of their average annual compensation in order to avoid the triggering of the excise tax. No reduction is applied if the net amount received by the named executive officer after paying the excise tax is greater than the reduced benefit. We do not provide any tax “gross up” payments to our executives upon a change in control.

The following tables show the amounts that each NEO would receive assuming certain trigger events occurred effective as of December 31, 2022 (as listed in the columns below).

Mr. Holmes

	Termination other than for cause ($)	Termination for cause ($)	Resignation for good reason ($)	Resignation by executive other than for good reason ($)	Death ($)	Disability ($)	Company Terminates executive without cause or executive terminates for cause within twelve months of a change of control ($)	Non-Renewal of Agreement
Base Salary	1,450,000	—	1,450,000	—	—	362,500	2,175,000	1,450,000
Non-Equity Incentive Compensation	1,778,667	—	1,778,667	—	—	725,000	1,778,667	1,778,667
Value of RSUs(1)	875,223	—	875,223	—	875,223	—	875,223	875,223
Value of PSUs(1)	1,142,699	—	1,142,699	—	1,142,699	—	1,142,699	1,142,699
Insurance Benefits(2)(4)(5)	42,282	—	42,282	—	2,500,000	3,832,237	42,282	42,282
Accrued Vacation	27,885	—	27,885	27,885	27,885	27,885	27,885	27,885
Perquisites(3)	20,357	—	20,357	—	20,357	—	20,357	20,357
(1) Based on closing stock price 60 days after separation of $37.35 on March 1, 2023.
(2) Reflects the value for participation in our health and welfare benefit plans for a 18-month period following separation.
(3) Reflects dollar value of vested dividend equivalent units.
(4) Bank shall pay the premiums on a term life insurance contract covering Executive paying a death benefit of $2,500,000. Bank shall, in its sole discretion, select the life insurance contract on which it will pay the premiums, but Executive shall be the owner of such contract and will be or will designate the beneficiary of such contract.
(5) Reflects an enhanced long-term disability plan to provide two-thirds of base salary up to the age of 67

Mr. Mettee

	Termination other than for cause ($)	Termination for cause ($)	Resignation for good reason ($)	Resignation by executive other than for good reason ($)	Death ($)	Disability ($)	Company Terminates executive without cause or executive terminates for cause within twelve months of a change of control ($)	Non-Renewal of Agreement
Base Salary	780,000	—	780,000	—	—	195,000	780,000	780,000
Non-Equity Incentive Compensation	526,000	—	526,000	—	—	125,000	526,000	526,000
Value of RSUs(1)	207,256	—	207,256	—	207,256	—	207,256	207,256
Value of PSUs(1)	606,863	—	606,863	—	606,863	—	606,863	606,863
Insurance Benefits(2)(4)(5)	36,864	—	36,864	—	390,000	6,321,205	36,864	36,864
Accrued Vacation	15,000	—	15,000	15,000	15,000	15,000	15,000	15,000
Perquisites(3)	4,634	—	4,634	—	4,634	—	4,634	4,634
(1) Based on closing stock price 60 days after separation of $37.35 on March 1, 2023.
(2) Reflects the value for participation in our health and welfare benefit plans for a 18-month period following separation.
(3) Reflects dollar value of vested dividend equivalent units.
(4) Reflects a death benefit of 1x annual salary (up to $500,000)
(5) Reflects an enhanced long-term disability plan to provide two-thirds of base salary up to the age of 67

Mr. Edmondson

	Termination other than for cause ($)	Termination for cause ($)	Resignation for good reason ($)	Resignation by executive other than for good reason ($)	Death ($)	Disability ($)	Company Terminates executive without cause or executive terminates for cause within twelve months of a change of control ($)	Non-Renewal of Agreement
Base Salary	670,000	—	670,000	—	—	167,500	670,000	670,000
Non-Equity Incentive Compensation	526,000	—	526,000	—	—	125,000	526,000	526,000
Value of RSUs(1)	662,141	—	662,141	—	662,141	—	662,141	662,141
Value of PSUs(1)	525,888	—	525,888	—	525,888	—	525,888	525,888
Insurance Benefits(2)(4)(5)	36,864	—	36,864	—	335,000	5,368,566	36,864	36,864
Accrued Vacation	12,885	—	12,885	12,885	12,885	12,885	12,885	12,885
Perquisites(3)	18,036	—	18,036	—	18,036	—	18,036	18,036
(1) Based on closing stock price 60 days after separation of $37.35 on March 1, 2023.
(2) Reflects the value for participation in our health and welfare benefit plans for a 18-month period following separation.
(3) Reflects dollar value of vested dividend equivalent units.
(4) Reflects a death benefit of 1x annual salary (up to $500,000)
(5) Reflects an enhanced long-term disability plan to provide two-thirds of base salary up to the age of 67

Ms. Hamilton

	Termination other than for cause ($)	Termination for cause ($)	Resignation for good reason ($)	Resignation by executive other than for good reason ($)	Death ($)	Disability ($)	Company Terminates executive without cause or executive terminates for cause within twelve months of a change of control ($)	Non-Renewal of Agreement
Base Salary	700,000	—	700,000	—	—	175,000	700,000	700,000
Non-Equity Incentive Compensation	350,000	—	350,000	—	—	175,000	350,000	350,000
Value of RSUs(1)	90,349	—	90,349	—	90,349	—	90,349	90,349
Value of PSUs(1)	2,042	—	2,042	—	2,042	—	2,042	2,042
Insurance Benefits(2)(4)(5)	28,872	—	28,872	—	350,000	2,223,379	28,872	28,872
Accrued Vacation	13,462	—	13,462	13,462	13,462	13,462	13,462	13,462
Perquisites(3)	1,600	—	1,600	—	1,600	—	1,600	1,600
(1) Based on closing stock price 60 days after separation of $37.35 on March 1, 2023.
(2) Reflects the value for participation in our health and welfare benefit plans for a 18-month period following separation.
(3) Reflects dollar value of vested dividend equivalent units.
(4) Reflects a death benefit of 1x annual salary (up to $500,000)
(5) Reflects an enhanced long-term disability plan to provide two-thirds of base salary up to the age of 67

Mr. Peery

	Termination other than for cause ($)	Termination for cause ($)	Resignation for good reason ($)	Resignation by executive other than for good reason ($)	Death ($)	Disability ($)	Company Terminates executive without cause or executive terminates for cause within twelve months of a change of control ($)	Non-Renewal of Agreement
Base Salary	640,000	—	640,000	—	—	160,000	640,000	640,000
Non-Equity Incentive Compensation	544,000	—	544,000	—	—	136,000	544,000	544,000
Value of RSUs(1)	623,259	—	623,259	—	623,259	—	623,259	623,259
Value of PSUs(1)	560,325	—	560,325	—	560,325	—	560,325	560,325
Insurance Benefits(2)(4)(5)	28,872	—	28,872	—	320,000	1,754,594	28,872	28,872
Accrued Vacation	12,308	—	12,308	12,308	12,308	12,308	12,308	12,308
Perquisites(3)	17,155	—	17,155	—	17,155	—	17,155	17,155
(1) Based on closing stock price 60 days after separation of $37.35 on March 1, 2023.
(2) Reflects the value for participation in our health and welfare benefit plans for a 18-month period following separation.
(3) Reflects dollar value of vested dividend equivalent units.
(4) Reflects a death benefit of 1x annual salary (up to $500,000)
(5) Reflects an enhanced long-term disability plan to provide two-thirds of base salary up to the age of 67

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

Median Employee Total Compensation	$62,220
CEO Total Compensation	$2,040,081
Ratio of CEO to Median Employee Compensation	33 to 1

For purposes of identifying the median employee, an employee roster as of December 31, 2022 was used to determine the employee population. To find the median of the annual total compensation of our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal year 2022. Wages were annualized for those employees who were not employed for the full year of 2022 and also for those employees who were on an unpaid leave of absence during 2022. The median employee was selected from the annualized roster and the employee's compensation was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The roster included 1,698 employees, approximately 4.0% of whom were scheduled to work less than 40 hours per week. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table appearing in this proxy statement, which is also in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Pay Versus Performance
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company’s principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our Compensation Discussion & Analysis. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2022, 2021 and 2020 fiscal years. Note that for our NEOs other than our Chief Executive Officer, compensation is reported as an average.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary compensation on Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation on Table Total for Non-PEO Named Executive Officers ($) (3)	Average Compensation on Actually Paid to Non-PEO Named Executive Officers ($) (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income ($) (7)	Adjusted EPS ($) (8)
2022	2,040,082	1,195,017	698,529	537,868	95	94	124,555,000	2.91
2021	2,682,882	3,315,307	1,035,241	1,347,718	113	117	190,285,000	3.78
2020	2,635,296	2,291,423	3,048,504	2,731,812	89	86	63,621,000	3.73
(1) The amounts reported in this column reflect the total compensation reported for Mr. Holmes (our President and CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to Compensation of Executive Officers - Summary Compensation Table.
(2) The amounts reported in this column represent the amount of Compensation Actually Paid to Mr. Holmes, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Holmes during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Holmes' Total compensation for each year to determine the Compensation Actually Paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($) (a)	Aggregate Equity Award Adjustments ($) (b)	Reported Change in the Actuarial Present Value of Pension Benefits ($)	Aggregate Pension Benefit Adjustments ($)	Compensation Actually Paid to PEO
2022	2,040,082	(1,250,008)	404,943	—	—	1,195,017
2021	2,682,882	(1,250,078)	1,882,503	—	—	3,315,307
2020	2,635,296	(969,993)	626,120	—	—	2,291,423
(a) The reported value of equity awards represents the grant date fair value of equity awards as reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. Reported fair values and changes in fair values of equity awards are calculated in accordance with FASB ASC Topic 718 under U.S. GAAP and incorporates probable vesting outcome for PSUs based upon the Company's performance to date and projections as measured under the LTIP for each respective period. Refer to additional discussion under subheading "Compensation Discussion and Analysis - 2022 Long Term Equity Incentive Grants".The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Aggregate Equity Award Adjustments ($)
2022	613,379	(203,874)	—	(4,563)	—	—	404,943
2021	1,153,899	550,600	—	178,003	—	—	1,882,503
2020	930,347	(100,033)	—	(204,194)	—	—	626,120
(3) The amounts in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Holmes, who has served as our President and CEO since 2013) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Holmes) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Michael M. Mettee, Travis K. Edmondson, Aimee T. Hamilton, and R. Wade Peery; (ii) for 2021, Michael M. Mettee, J. Gregory Bowers, Travis K. Edmondson, and Wilburn J. Evans; and (iii) for 2020, Michael M. Mettee and Wilburn J. Evans. Note that the average equity calculations for fiscal year 2022 is incorporating a pro- rata equity grant for Ms. Hamilton awarded under the LTIP related to the Company's performance in 2021 based on her November 2021 start date with the Company.
(4) The amounts in this column represent the average amount of Compensation Actually Paid to the NEOs as a group (excluding Mr. Holmes), as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Holmes) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Holmes) for each year to determine the average Compensation Actually Paid, using the same methodology described above in Footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($) (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($)	Average Pension Benefit Adjustments ($)	Average Compensation Actually Paid to Non-PEO NEOs
2022	698,529	(213,656)	52,995	—	—	537,868
2021	1,035,241	(320,037)	632,514	—	—	1,347,718
2020	3,048,504	(187,521)	(129,171)	—	—	2,731,812

(a) The amounts deducted or added in calculating the average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Year Over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year Over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2022	123,085	(71,563)	—	1,473	—	—	52,995
2021	311,884	103,162	—	217,467	—	—	632,514
2020	210,047	(314,867)	—	(24,351)	—	—	(129,171)
(5) Cumulative Total Shareholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. “Measurement period” is defined as: for 2020, the one-year period from market close December 31, 2019 through December 31, 2020; for 2021, the two-year period from market close on December 31, 2019 through December 31, 2021; and for 2022, the three-year period from market close December 31, 2019 through December 31, 2022.
(6) TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. “Peer Group” represents the S&P 500 Banks Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.
(7) The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8) For each applicable year, Adjusted EPS (non-GAAP) is defined as that year's adjusted net income available to common shareholders divided by weighted average common shares outstanding on a fully diluted basis. This metric is used by the Compensation committee as the primary performance metric within the Short-Term Incentive Plan. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company's compensation programs, the Company has determined that Adjusted EPS is the financial performance measure that, in the Company's assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link CAP to the Company's NEOs, for the most recently completed fiscal year, to Company performance. For non-GAAP reconciliation information, see Appendix B.

Financial Performance Measures
The metrics the Company uses for both annual cash incentive under the STIP and long-term incentive under the LTIP are selected based on the objective of creating a strong tie between NEO and shareholder financial interests through sustaining positive performance over a multi-year period. The most important financial performance measures used by the Company to link CAP to NEOs for 2022 to the Company's performance are as follows:
•Adjusted net income applicable to FB Financial Corporation (non-GAAP)
•Adjusted EPS (non-GAAP)
•Core net income available to common shareholders-LTIP (non-GAAP)
•Core ROATCE -LTIP (non-GAAP)
Description of the Relationship between Pay and Performance
The following graphs provide visual representations of the relationship between both the CAP of our PEO and non-PEOs and our (i) TSR, (ii) net income, and (iii) company-selected metric, Adjusted EPS. Additional graphs depict the relationship between the Company's TSR and a peer group TSR in addition to Core ROATCE -LTIP. CAP is influenced by numerous factors, including, but not limited to, the timing of new equity grants and outstanding award vesting, share price volatility during the fiscal year, mix of performance metrics, and other factors.

Equity Compensation Plan Information
The following table summarizes equity compensation plan information as of December 31, 2022.

Plan Category	# of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	526,822	(1)	—	3,515,693	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	526,822		—	3,515,693
(1) Reflects 365,155 unvested RSUs and 161,667 unvested PSUs granted assuming vesting at 100% under the 2016 Incentive Plan. These awards do not have an exercise price because their value is dependent upon continued employment over a period of time or the achievement of certain performance goals, and are to be settled for shares of common stock.
(2) Reflects balance in reserves not granted under the 2016 Incentive Plan (1,171,609 shares), employee stock purchase plan (2,314,746 shares), and Franklin Financial Network, Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan (“Legacy Franklin Plan”) (29,338 shares). No further grants will be made under the Legacy Franklin Plan. A maximum of 200,000 shares may be purchased in the current offering period of the employee stock ownership plan.

Director Compensation
The following table reflects the fees earned by or paid to our directors in connection with their service on the Company’s board of directors and the FirstBank board of directors during 2022.

Name	Stock Awards ($)(1)	Fees Earned or Settled in Shares of Common Stock	Fees Earned or Paid in Cash ($)(2)	Total ($)
Jimmy E. Allen	$50,024	$—	$45,329	$95,353
William F. Andrews	—	—	35,329	35,329
J. Jonathan Ayers	50,024	—	45,329	95,353
William F. Carpenter III (3)	50,024	45,051	329	95,404
Agenia W. Clark	50,024	32,543	22,829	105,396
James. W. Cross IV	50,024	—	50,329	100,353
James L. Exum	50,024	—	55,329	105,353
Christopher T. Holmes (4)	—	—	—	—
Orrin H. Ingram	50,024	45,051	329	95,404
Raja J. Jubran	50,024	—	45,329	95,353
Stuart C. McWhorter (5)	—	—	62,829	62,829
C. Wright Pinson (6)	50,024	—	20,833	70,857
Emily J. Reynolds	50,024	20,035	35,329	105,388
Melody J. Sullivan	50,024	—	45,329	95,353
(1)    Reflects RSUs with grant date fair value of $50,024 granted to each of the independent directors scheduled to vest on April 30, 2023 pursuant to the Company's Non-Employee Director Compensation Policy. The grant date fair value was calculated in accordance with FASB ASC Topic 718, based on the value of the underlying shares on the date of the grant.
(2)    Includes cash payments made upon vesting of dividend equivalent units in 2022.
(3) Mr. Carpenter was appointed as Chair of the board effective August 1, 2022. As such, his annual chair fee was prorated for 2022.
(4) Mr. Holmes is employed by the Company. As a result, he does not receive compensation under the Non-Employee Director Compensation Policy. See “Executive Compensation” for a description of the executive compensation paid in 2022 to Mr. Holmes.
(5) Mr. McWhorter resigned from the board effective July 31, 2022. As such, fees have been prorated for 2022.
(6)    Mr. Pinson was elected to the board of directors at our annual meeting in May 2022. As such, his annual fee was prorated for 2022.

Each independent board member receives an annual fee of $50,000 and an RSU award valued at approximately $50,000. In addition, the chairs of the Audit, Compensation, Nominating and Corporate Governance and Risk Committees receive $15,000 annually, the chair of the board of directors receives $50,000, and the chairs of our bank subsidiary board committees receive fees between $5,000 and $15,000 annually.

Proposal 2 — Non-Binding, Advisory Vote Regarding the Compensation of the Named Executive Officers
“Say-On-Pay”

In accordance with Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Exchange Act and the SEC’s rules promulgated under the Exchange Act, we provide our shareholders each year with an opportunity to vote, on a non-binding, advisory basis the compensation of our NEOs as disclosed in this proxy statement. This Proposal 2, commonly known as a “Say-On-Pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

Our executive compensation program, a significant component of which is performance-based, is designed to attract, motivate and retain our executive officers, who are critical to our success. Under this program, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased shareholder value. Our Compensation Committee regularly reviews our executive compensation program to ensure it achieves the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. In addition, our board of directors has adopted the Compensation Recovery Policy, which sets forth the conditions under which we may recover any excess incentive-based compensation paid or awarded to our executive officers. A more detailed discussion regarding the compensation of our NEOs is provided under the captions “Compensation Discussion and Analysis” and “Executive Compensation Tables” in this proxy statement, and we encourage you to read those sections in full.

The board of directors and Compensation Committee believe that our executive compensation program is meeting its objectives. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the annual meeting:

RESOLVED, that the shareholders of FB Financial Corporation approve, on a non-binding, advisory basis, the compensation of FB Financial Corporation's NEOs that is disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, Executive Compensation Tables and narrative discussions appearing in FB Financial Corporation's proxy statement for the 202 annual meeting of shareholders.”

Vote is Non-Binding and Advisory

Because your vote is advisory, it will not be binding upon the board of directors or Compensation Committee, will not override any decision made by the board of directors or the Compensation Committee, or create or imply any additional fiduciary duty of the board of directors or the Compensation Committee. However, the board of directors and Compensation Committee value the opinions of our shareholders. Accordingly, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this proxy statement, we will carefully consider our shareholders’ concerns, and the board of directors and compensation committee will evaluate whether any actions are necessary to address such concerns.

Required Vote

If a quorum is present, the resolution to approve, on an advisory basis, the compensation of our NEOs will be approved if the votes cast for the resolution exceed the votes cast against the resolution.

Recommendation

The board of directors recommends that shareholders vote "FOR" the resolution to approve, on a non-binding, advisory basis the compensation of our NEOs.

Proposal 3 — Approval of Amendments to the Company's Charter to Eliminate Supermajority Voting Requirements
Introduction

After continued evaluation of our corporate governance practices and careful consideration of views held by the investment community and feedback from our shareholders, our board has determined that it would be advisable and in the best interests of the Company and our shareholders to amend and restate our charter in the form attached hereto as Appendix A (the “Second Amended and Restated Charter”) to eliminate the supermajority voting thresholds, as described below (the “Proposed Supermajority Amendments”).The board is now recommending that the shareholders adopt the Second Amended and Restated Charter to eliminate the supermajority voting thresholds in the charter.

Current Supermajority Voting Thresholds

Currently, the charter provides that an affirmative vote of the holders of at least 80% of the voting power of all the then outstanding shares of stock of the Company entitled to vote at an election of directors is required for our shareholders to take the actions listed below.

a.amending or repealing Article 10 of the charter, which article relates to the board, including removal of directors and filling vacancies on the board; or

b.amending or repealing Article 13 of the charter, which article relates to the calling of special meetings of our shareholders.

We refer to these standards as the “Supermajority Voting Requirements” and the actions listed above that currently require a supermajority shareholder vote as the “Supermajority Actions.”

Reasons for Proposed Supermajority Amendments

Our board is committed to strong corporate governance and as we have transitioned from a private company with a sole shareholder to an independent, public company, our board has conducted a review of corporate governance matters, including the Supermajority Voting Requirements.

Our board recognizes that elimination of the Supermajority Voting Requirements is consistent with generally held views of evolving corporate governance practices. Our board has listened to the views of the investor community on this issue and has also considered the limited benefits of the Supermajority Voting Requirements to the Company and its shareholders. In addition, our board acknowledges that many other public companies have transitioned away from these kinds of supermajority voting provisions. In view of these considerations, our board has determined to eliminate the Supermajority Voting Requirements as proposed.

In light of the foregoing, our board has also adopted an amendment to the bylaws to eliminate the supermajority voting threshold previously contained therein, with such amendment taking effect if and when the shareholders approve and adopt the Second Amended and Restated Charter. This bylaw amendment, if effective, will reduced the shareholder approval threshold for bylaw amendments proposed by our shareholders from 80% of the voting power of all the then outstanding shares of stock of the Company to a majority of such voting power.

Description of the Proposed Supermajority Amendments

The board has adopted and declared advisable, and recommends that the shareholders adopt, the Second Amended and Restated Charter. If the Second Amended and Restated Charter is adopted, the Supermajority Actions described above, will require approval of a majority of the votes cast with respect to such Supermajority Action.

The text of the Proposed Supermajority Amendments is reflected in the Second Amended and Restated Charter set forth in Appendix A, with deletions indicated by strikeouts and additions indicated by underlining. The description of the Proposed Supermajority Amendments in this Proxy Statement is qualified in its entirety by reference to Appendix A.

If our shareholders adopt the Proposed Supermajority Amendments, they will become effective upon the filing of the Second Amended and Restated Charter with the Secretary of State of the State of Tennessee, which we plan to do promptly after the annual meeting.

If our shareholders do not adopt the Proposed Supermajority Amendments, the Supermajority Voting Requirements will remain in effect.

Required Vote

The affirmative vote of the holders of 80% of the outstanding shares of common stock then entitled to vote at the annual meeting is required to adopt this proposal pursuant to the charter as currently in effect.

Recommendation

The board of directors recommends that you vote “FOR” the approval of the Proposed Supermajority Amendments.

Proposal 4 — Ratification of the Appointment of Our Independent Registered Public Accounting Firm
Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. After assessing the qualifications, performance, and independence of Crowe LLP (“Crowe”), which has served as our independent registered public accounting firm since 2018, the Audit Committee believes that retaining Crowe as our independent registered public accounting firm is in the best interests of our Company. The Audit Committee has appointed Crowe as our independent registered public accounting firm to audit the 2023 consolidated financial statements of FB Financial Corporation and its subsidiaries. Although it is not required to do so, our board of directors is asking shareholders to ratify Crowe’s appointment. If our shareholders do not ratify Crowe’s appointment, the Audit Committee may consider changing our independent registered public accounting firm for 2023. Whether or not shareholders ratify Crowe’s appointment, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.

Crowe has advised the Audit Committee that it is an independent accounting firm with respect to our company and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board.
Representatives of Crowe are expected to be present at our annual meeting, will have an opportunity to make a statement if they choose, and are expected to be available to respond to appropriate shareholder questions.

For the years ended December 31, 2022 and December 31, 2021, Crowe billed us for the following services:

Audit and Related Fees	2022	2021
Audit fees(1)	$1,701,356	$1,697,386
Audit-related fees(2)	22,250	14,000
Tax fees(3)	30,903	101,825
All other fees(4)	—	152,994
Total	$1,754,509	$1,966,205
(1)    For 2022, audit fees include fees for professional services performed by Crowe for the audit of the Company's consolidated financial statements, including reporting required by HUD and FHA lenders and GNMA issuers of mortgage-backed securities and quarterly reviews. For 2021, audit fees include fees for professional services performed by Crowe for the audit of the Company's consolidated financial statements, including reporting required by HUD and FHA lenders and GNMA issuers of mortgage-backed securities and quarterly reviews ($1,491,020), and procedures related to registration statements ($206,366).
(2)    Fees include services provided by Crowe for audit services of a subsidiary.
(3) Tax fees include short period tax returns for a previously acquired subsidiary and allowable tax related consulting fees.
(4) Fees include services provided by Crowe for allowable consulting services.
In addition to its responsibilities for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, the Audit Committee is also responsible for conducting the audit fee negotiations with, and preapproves any engagement of, our independent registered public accounting firm.

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to our independent registered public accounting firm for our fiscal years ended December 31, 2022 and 2021 were pre-approved by our Audit Committee.

Required Vote

If a quorum is present, this proposal will be approved if the votes cast for ratification exceed the votes cast against ratification. If this proposal is not approved, the matter will be referred to the Audit Committee for further review.

Recommendation

The board of directors recommends that you vote “FOR” ratification of the appointment of our independent registered public accounting firm for 2023.

Audit Committee Report
Our Audit Committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist our board of directors in its oversight of our accounting and financial reporting principles and policies and internal controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory reporting requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.

Management is responsible for the preparation, presentation, and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, expressing an opinion on conformity of those financial statements with accounting principles generally accepted in the United States, reviewing our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, evaluating our internal controls over financial reporting, expressing an opinion on the effectiveness of the Company's internal control over financial reporting, and other procedures.
The Audit Committee reviews our financial reporting process. In this context, the Audit Committee:

a.has reviewed and discussed with management the audited financial statements for the year ended December 31, 2022;

b.has discussed with Crowe LLP, our current independent registered public accounting firm, the matters required to be discussed with Crowe LLP by the Public Company Accounting Oversight Board ("PCAOB") and the SEC;
c.met with the internal auditors and Crowe LLP, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting;
d.has discussed with management, the internal auditors, and Crowe LLP the internal audit function's organization, responsibilities, budget, and staffing; and
e.has received the written disclosures and the letter from Crowe LLP required by the applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning independence and has discussed with Crowe LLP the independent accountant's independence.

Based on this review and the discussions referred to above, the Audit Committee recommended that our board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under the Securities Act or Exchange Act.

Respectfully submitted by the Audit Committee of the board,

Orrin H. Ingram, Chair
Raja J. Jubran
Melody J. Sullivan

Submission of Shareholder Proposals
Pursuant to Rule 14a-8 under the Exchange Act, Shareholders wishing to include proposals in the proxy materials in relation to our 2024 annual meeting of shareholders, including director nominations, must submit the same in writing, by mail, first-class postage pre-paid, to General Counsel, FB Financial Corporation, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201, which must be received at our executive office on or before December 5, 2023. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to shareholders’ proposals. We will only include in our proxy materials those shareholder proposals that we receive before the deadline and that are proper for shareholder action.

Although information received after such date will not be included in the proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual meeting if such proposal complies with our bylaws. In accordance with our bylaws, shareholder proposals may be brought before an annual meeting only if such proposal is made pursuant to written notice timely given to the Company’s Corporate Secretary accompanied by certain information required by our bylaws. To be timely, a shareholders’ written notice must be received at the registered office of the Company no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to the date of the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. For shareholder proposals for the 2024 annual meeting of shareholders, written notice must be received between the close of business on January 19, 2024 and the close of business on February 18, 2024. The proposal must be sent to: General Counsel, FB Financial Corporation, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201 and will need to comply with the SEC’s rules and regulations and our bylaws.

In addition to satisfying the provisions in our bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than March 19, 2024. If the date of our 2024 annual meeting of shareholders changes by more than 30 calendar days from the date of the first anniversary of our 2023 annual meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of our 2024 annual meeting of shareholders or the 10th calendar day following public announcement by the Company of the date of our 2024 annual meeting of shareholders.

Householding

In a further effort to reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and receive a notice of internet availability or elect to receive physical copies of proxy materials will receive only one copy of our notice of internet availability or proxy materials, as applicable, unless one or more of these shareholders notifies us that he or she wishes to receive individual copies of the notice of internet availability or physical proxy materials, as applicable. Upon request, the Company will promptly deliver a separate copy of the notice of internet availability and physical proxy materials to a shareholder at a shared address to which a single copy of the notice of internet availability were delivered. Conversely, shareholders sharing an address who are receiving multiple copies of notice of internet availability or, upon request, proxy materials, as applicable, may request delivery of a single copy.

Requests in this regard should be addressed to: FB Financial Corporation
Attn: Investor Relations
211 Commerce Street, Suite 300
Nashville, Tennessee 37201

Shareholders who beneficially own shares of our common stock held in street name may contact their broker (or other nominee) as your nominee to request information about householding.

Additional Information
Our annual report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, can be accessed, along with this proxy statement, by following the instructions contained in the notice of internet availability being mailed on or about April 6, 2023, the notice for annual meeting of shareholders enclosed with this proxy statement and is also available on our corporate website under the “Stock and Filings” link on the Investor Relations at https:// investors.firstbankonline.com.

If you wish to receive a physical copy of our annual report on Form 10-K for the year ended December 31, 2022, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. Requests should be sent to:

FB Financial Corporation Attn: Investor Relations
211 Commerce Street, Suite 300
Nashville, Tennessee 37201

Annual Report. The Company's 2022 annual report to shareholders is being made available to shareholders with this proxy statement. The annual report is not a part of the proxy solicitation materials.

Other Matters
As of the date of this proxy statement, we do not know of any matters to be raised at the annual meeting other than those referred to in this proxy statement. If you vote by return of your signed and completed proxy card and other matters are properly presented at the annual meeting for consideration, the persons appointed by the board as proxies will have the discretion to vote for you on such matters.

APPENDIX A

PROPOSED AMENDMENT TO CHARTER TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

SECOND AMENDED AND RESTATED CHARTER
OF
FB FINANCIAL CORPORATION
1.Name. The name of the corporation is FB FINANCIAL CORPORATION (the “Corporation”).

2.Type. The Corporation is for profit.

3.Purpose. The Corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do or to exercise under the Tennessee Business Corporation Act, as amended from time to time.

4.Duration. The duration of the Corporation is perpetual.

5.Incorporator. The Corporation was initially incorporated under the Tennessee General Corporation Act pursuant to a Charter, dated September 25, 1984, executed by the Corporation’s incorporator, James M. Smith, and filed with the Secretary of State of the State of Tennessee on October 26, 1984.

6.Registered Agent; Registered Office. The name and address of the registered agent and the registered office of the Corporation are:
C T Corporation System
800 S. Gay Street, Suite 2021
Knoxville, TN 37929
Knox County
7.Principal Office. The street address and ZIP code of the Corporation’s principal office in Tennessee are:
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
County of Davidson
8.Capital Stock. The maximum number of shares of stock the Corporation is authorized to issue is:

a.75,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), which shall be entitled to unlimited voting rights of one vote per share and, upon dissolution of the Corporation, shall be entitled to receive the net assets of the Corporation.
b.7,500,000 shares of preferred stock, no par value (the “Preferred Stock”). Pursuant to TCA §§ 48-16-101 and 102, the preferences, limitations and relative rights of the Preferred Stock shall be determined by the Board of Directors of the Corporation.
c.In connection with the adoption of ~~this~~ the Amended and Restated Charter of FB Financial Corporation all issued and outstanding shares of the Corporation’s Class A Common Stock, par value $1.00 per share, ~~are~~ were automatically, without any action by the holders thereof, reclassified as an equal number of shares of Common Stock. Each shareholder holding a certificate evidencing Class A Common Stock which is reclassified as Common Stock may surrender his or her certificate to the Corporation and, upon surrender, if the Common Stock is certificated, shall receive in exchange a new certificate representing a number of shares of Common Stock that is equal to the number of shares of Class A Common Stock represented by the surrendered certificate. Until any such stock certificate evidencing such Class A Common Stock is surrendered in due course (or suitable arrangements are made for any lost, stolen, or destroyed certificate), the holder of such stock certificate: (i) will be deemed to hold the same number of shares of Common Stock rather than such number of shares of Class A Common Stock; and (ii) will be entitled to all the rights and preferences of a holder of Common Stock with respect to such number of shares of Common Stock held, including the right to receive, as to such number of shares of Common Stock, any dividends or other distributions that the Corporation may make with respect to its Common Stock.

9.No Preemptive Rights. The shareholders of the Corporation shall not have preemptive rights.

10.Board of Directors.

a.The business and affairs of the Corporation shall be managed by a Board of Directors. The number of Directors and their terms shall be established in accordance with the Amended and Restated Bylaws of the Corporation (the “Bylaws”). A Director shall hold office until the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify; subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of Directors or a vacancy that results from the removal of a Director with cause, may be filled only by the Board of Directors.

b.Subject to the Bylaws or any applicable shareholders’ agreement, any Director may be removed from office but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in the election of Directors, considered for this purpose as one class.

~~c.Notwithstanding any other provision of this Charter, the affirmative vote of holders of eighty percent (80%) of the voting power of the shares entitled to vote at an election of Directors, voting together as a single class, shall be required to amend or repeal this Article 10 of this Charter, or to amend, alter, change or repeal, or to adopt any provisions of this Charter or of the Bylaws in a manner that is inconsistent with the purpose and intent of this Article 10.~~

11.Liability of Directors. A Director of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director provided that this Article 11 shall not eliminate or limit liability of a Director for (i) any breach of the Director’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-302 of the Tennessee Business Corporation Act. If the Tennessee Business Corporation Act or any successor statute is amended or other Tennessee law is enacted after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time, or such successor statute or other Tennessee law. Any repeal or modification of this Article 11 or subsequent amendment of the Tennessee Business Corporation Act or enactment of other applicable Tennessee law shall not affect adversely any right or protection of a Director of the Corporation existing at the time of such repeal, modification, amendment or enactment or with respect to events occurring prior to such time.

12.Indemnification of Directors.

a.The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a Director or officer or is or was serving at the request of the Corporation as a Director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification shall include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable law.

b.The indemnification and advancement of expenses provisions of this Article 12 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The Corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

13.Shareholder Meetings; Voting.

Special meetings of shareholders may be called at any time, but only by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or upon a resolution by or affirmative vote of the Board of Directors, and not by the shareholders.

~~Notwithstanding any other provision of this Charter, the affirmative vote of holders of eighty percent (80%) of the voting power of the shares entitled to vote at an election of Directors, voting together as a single class, shall be required to amend or repeal this Article 13 of this Charter, or to amend, alter, change or repeal, or to adopt any provisions of this Charter or of the Bylaws in a manner that is inconsistent with the purpose and intent of this Article 13.~~

APPENDIX B

GAAP to non-GAAP Reconciliations

Short-Term Incentive Plan:
The table below presents computations of financial metrics,which exclude certain items that are includes in the financial results presented in accordance with GAAP. The non-GAAP financial metric utilized for the STIP includes the following: Adjusted net income available to FB Financial Corporation, Adjusted earnings per common share. The adjustments made to arrive at these adjusted financial metrics are included in our financial results presented in accordance with GAAP and represent the amounts recognized in such financial results but excluded for purposes of measuring operating results in respect of the 2022, 2021 and 2020 targets for the STIP.

The Company believes that excluding certain items provides a meaningful base for analyzing the operating results of the company and predicting future performance because management does not consider the activities related to the adjustments to be indications of ongoing operations. These non-GAAP financial measures are used by management and the Compensation Committee to assess the performance of the business.

Non-GAAP measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Adjusted net income applicable to FB Financial Corporation	2022	2021	2020
Income before income taxes	$159,574,000	$243,051,000	$82,461,000
Plus mortgage restructuring, offering, and merger and conversion expenses	12,458,000	605,000	34,879,000
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	—	66,136,000
Less other non-operating item(1)	(5,133,000)	11,032,000	(4,400,000)
Adjusted pre-tax net income	$177,165,000	$232,624,000	$187,876,000
Adjusted income tax expense(2)	39,587,000	51,553,000	45,944,000
Adjusted net income applicable to FB Financial Corporation	$137,578,000	$181,071,000	$141,932,000
Weighted average common shares outstanding - fully diluted	47,239,791	47,955,880	38,099,744
Adjusted diluted earnings per common share
Diluted earnings per common share	$2.64	$3.97	$1.67
Plus mortgage restructuring expenses	0.26	0.01	0.92
Plus mortgage restructuring, offering, and merger and conversion expenses	—	—	1.74
Less other non-operating items	(0.11)	0.22	(0.11)
Less tax effect	0.10	(0.02)	0.71
Adjusted diluted earnings per common share	$2.91	$3.78	$3.73
(1) 2022 includes a $5,133,000 loss from change in fair value of commercial loans held for sale acquired from the Franklin acquisition; 2021 includes a $11,172,000 gain from change in fair value on commercial loans held for sale acquired from the Franklin acquisition, a loss on swap cancellation of $1,510,000, a $2,005,000 gain on other real estate owned, a $787,000 gain from lease terminations and $1,422,000 related to certain nonrecurring charitable contributions; 2020 includes $6,838,000 FHLB prepayment penalties, $1,505,000 losses on other real estate owned offset by $715,000 cash life insurance benefit and $3,228,000 gain from change in fair value on commercial loans held for sale acquired from the Franklin acquisition.

(2) 2021 includes a $1,678,000 tax benefit related to a change in the value of a net operating loss tax asset related to the Franklin acquisition.

Long-Term Incentive Plan:
The tables below present computations of financial metrics, which exclude certain items that are included in the financial results presented in accordance with GAAP. The non-GAAP financial metric utilized for the Long-Term Incentive Plan is Core ROATCE - LTIP (non-GAAP). Other adjusted financial measures used in the computation of the non-GAAP financial metric include; core net income applicable to FB Financial Corporation-LTIP (non-GAAP), tangible common equity. The adjustments made to arrive at these adjusted financial metrics and measures are included in our financial results presented in accordance with GAAP and represent the amounts recognized in such financial results but excluded for purposes of measuring operating results in respect of the Company's incentive plans.

The Company believes that excluding certain items provides a meaningful base for analyzing the operating results of the company and predicting future performance because management does not consider the activities related to the adjustments to be indications of ongoing operations. These non-GAAP financial measures are used by management and the Compensation Committee to assess the performance of the Company's business compared with a predefined peer group.

Non-GAAP measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Core net income available to common shareholders	2022	2021	2020
Income before income taxes	$159,574,000	$243,051,000	$82,461,000
Plus mortgage restructuring, offering, and merger and conversion costs	12,458,000	605,000	34,879,000
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	—	66,136,000
Less other non-operating items	—	(723,000)	(6,123,000)
Plus CDI and intangible amortization	4,585,000	5,473,000	5,323,000
Less (losses) gains on securities	(376,000)	324,000	1,631,000
Core pre-tax earnings	$176,993,000	$249,528,000	$193,291,000
Income tax expense as reported	35,003,000	52,750,000	18,832,000
Tax effect of adjustments to earnings	3,658,000	1,360,000	23,274,000
Less noncontrolling interest	16,000	16,000	8,000
Core net income available to common shareholders	$138,316,000	$195,402,000	$151,177,000

Core net income available to common shareholders	2022	2021	2020
Total average shareholders' equity	$1,349,583,000	$1,361,637,000	$966,336,000
Less average goodwill	242,561,000	242,561,000	199,104,000
Less average intangibles, net	14,573,000	19,629,000	19,064,000
Average tangible common equity	$1,092,449,000	$1,099,447,000	$748,168,000
Net income applicable to FB Financial Corporation	124,555,000	190,285,000	63,621,000
Return on average common shareholders' equity	9.23%	13.97%	6.58%
Return on average tangible common shareholder' equity	11.4%	17.3%	8.50%
Core net income available to common shareholders	138,316,000	195,402,000	151,177,000
Core return on average tangible common equity	12.7%	17.8%	20.2%

FB Financial Corporation VOTE

Your vote matters – here's how to vote!

You may vote online instead of mailing this card.

Votes submitted electronically must be received by 11:00pm, Central Time, on May 17, 2023.

Online

Go to **www.investorvote.com/FBK** or scan the QR code — login details are located in the shaded bar below.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, a vote FOR Proposals 2, 3 and 4.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - J. Jonathan Ayers	☐	☐	02 - William F. Carpenter III	☐	☐	03 - Agenia W. Clark	☐	☐
04 - James W. Cross IV	☐	☐	05 - James L. Exum	☐	☐	06 - Christopher T. Holmes	☐	☐
07 - Orrin H. Ingram	☐	☐	08 - Raja J. Jubran	☐	☐	09 - C. Wright Pinson	☐	☐
10 - Emily J. Reynolds	☐	☐	11 - Melody J. Sullivan	☐	☐			

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 P C F

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.investorvote.com/FBK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Form of Proxy — FB FINANCIAL CORPORATION

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Annual Meeting of Shareholders
May 18, 2023 1:00 p.m. Central

This proxy is solicited by board of directors

The shareholder(s) hereby appoint(s) Christopher T. Holmes and Michael M. Mettee (or either of them) as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of FB Financial Corporation that the shareholder(s) is/are entitled to vote at the annual meeting of shareholders to be held at 1:00 p.m., Central on May 18, 2023 at the Hilton Green Hills located at 3801 Cleghorn Avenue, Nashville, Tennessee 37215.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors' recommendation.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

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